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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CRA INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRA INTERNATIONAL, INC.

 Notice of Special Meeting in lieu of Annual Meeting of Shareholders to be held on May 18, 2011

        CRA International, Inc. hereby gives notice that it will hold a special meeting of shareholders in lieu of an annual meeting of shareholders at the offices of White & Case, on the 40th floor of the building that houses CRA's New York office, which is located at 1155 Avenue of the Americas, New York, New York, on Wednesday, May 18, 2011, beginning at 8:00 A.M., local time, for the following purposes:

  1.
  To consider and vote upon the election of two Class I directors;

  2.
  To consider an advisory vote on the approval of executive compensation;

  3.
  To consider an advisory vote on the preferred frequency of holding advisory shareholder votes on the approval of executive compensation;

  4.
  To ratify the appointment by our audit committee of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2011; and

  5.
  To transact such further business as may properly come before the special meeting or any adjournment thereof.

        Our board of directors has fixed the close of business on Friday, March 18, 2011, as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the special meeting and any adjournment thereof. Only shareholders of record on March 18, 2011, are entitled to receive notice of, and to vote at, the special meeting or any adjournment thereof.

By order of the board of directors,

Peter M. Rosenblum Secretary
Boston, Massachusetts March 25, 2011

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or not you plan to attend the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011:
The Proxy Statement and 2010 Annual Report to Shareholders are available at http://www.crai.com/proxy

CRA INTERNATIONAL, INC.
200 Clarendon Street
Boston, Massachusetts 02116
(617) 425-3000

PROXY STATEMENT

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
to be held on May 18, 2011

        This proxy statement relates to the special meeting of shareholders in lieu of the 2011 annual meeting of shareholders of CRA International, Inc. The special meeting will take place in the building that houses our New York office as follows:

Date: Time: Place:	May 18, 2011 8:00 A.M. Offices of White & Case 1155 Avenue of the Americas 40th Floor New York, New York

        Our board of directors is soliciting proxies for the special meeting and any and all adjournments of the special meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you are a registered holder and do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.

        We are mailing this proxy statement and the enclosed form of proxy to shareholders on or about April 1, 2011.

PROXY STATEMENT

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

Purpose of the special meeting

        At the special meeting, we will submit the following proposals to our shareholders:

        Proposal One:    To elect two Class I directors to a three-year term;

        Proposal Two:    To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures);

        Proposal Three:    To approve, on an advisory basis, the preferred frequency of holding advisory shareholder votes to approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K (including the compensation discussion and analysis, compensation tables and accompanying narrative disclosures); and

        Proposal Four:    To ratify the appointment by our audit committee of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2011.

        Our board of directors does not intend to present to the special meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to shareholders, of any other business that properly may be presented for action at the special meeting. If any other business should come before the special meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

        Our board of directors has fixed the close of business on Friday, March 18, 2011, as the record date for the special meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of the special meeting and to vote at the special meeting. At the close of business on the record date, 10,847,493 shares of our common stock were issued and outstanding. A list of the shareholders entitled to notice of the special meeting is available for inspection by any shareholder at our principal office at 200 Clarendon Street, T-33, Boston, Massachusetts.

Quorum

        Our by-laws provide that a quorum consists of a majority in interest of all shares of our common stock issued, outstanding and entitled to vote at the special meeting. Shares of our common stock represented by a properly signed and returned proxy will be treated as present at the special meeting for purposes of determining the existence of a quorum at the special meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker "non-votes," if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the special meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Vote required; tabulation of votes

        A plurality of the votes properly cast at the special meeting will be necessary to elect the two Class I directors to a three-year term and to approve, on an advisory basis, the preferred frequency of holding advisory shareholder votes to approve the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. A majority of the votes properly cast at the special meeting will be necessary to approve, on an advisory basis, the compensation paid to the company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, and to ratify the appointment by our audit committee of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2011. Abstentions and broker "non-votes" will not be considered when determining whether or not the necessary proportion of votes properly cast at the special meeting on any proposal were achieved. If you are a registered shareholder and you return an executed proxy card with specific instruction on how to vote, the designated proxies will vote according to your instructions. However, if you are a registered shareholder and you return an executed proxy card without specific instructions on how to vote, the designated proxies will vote in accordance with the recommendations of our board of directors set forth in this proxy statement.

        Each share of our common stock outstanding on the record date will be entitled to cast one vote.

        Our transfer agent, Computershare, will tabulate the votes at the special meeting.

Solicitation of proxies

        No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal, and we will pay all expenses incurred in connection with it.

Internet access to proxy materials

        The notice of special meeting, this proxy statement and our 2010 annual report to shareholders are available on the Internet at http://www.crai.com/proxy. This web site does not use "cookies" to track or identify visitors to the web site.

Directions to our offices

        The special meeting will be held at the offices of White & Case, on the 40th floor of the building that houses our New York office, which is located at 1155 Avenue of the Americas, New York, New York. This address is between 44th Street and 45th Street, and the main entrance to the building is on Avenue of the Americas, which is also known as 6th Avenue. If you are planning to attend the special meeting, please check in at the security desk in the lobby and indicate that you are attending the Charles River Associates or CRA International special meeting.

        1155 Avenue of the Americas is easily accessible by public transportation via the Mass Transit Authority subway system. Below is a list of subway lines and train stops providing access to 1155 Avenue of the Americas:

  •
  42nd St—Bryant Park Station/6th Avenue
  B, D, F, V, connect to 7

  •
  47th-50th St—Rockefeller Center/6th Avenue
  B, D, F, V

  •
  42nd St—Times Square/7th & Broadway
  1, 2, 3, 7, 9, N, Q, R, W, S, connect to A, C, E

  •
  42nd St—Grand Central Station/Park Avenue
  4, 5, 6, 7, S, connect to Metro North trains

        Additionally, if you drive to the special meeting, public parking is available at the following garages:

  •
  Central Parking System
  100 W. 44th Street & 6th Avenue
  212-398-0464

  •
  Edison Park Fast
  1120 6th Avenue & 43rd Street
  212-997-9096

  •
  Manhattan Parking
  137 W. 45th Street, between 6th Avenue & 7th Avenue
  212-944-5118

By-law amendments

        On December 17, 2010, our board of directors approved an amendment to our amended and restated by-laws that changed our fiscal year end from the last Saturday in November to the Saturday nearest to December 31. This fiscal year end change resulted in an interim reporting period beginning on November 28, 2010, and ending on January 1, 2011, which is often referred to in this proxy statement as the "transition period" or the "five weeks ended January 1, 2011" or, in certain tables, as "2010T." In addition, on January 25, 2011, our board of directors voted to amend our amended and restated by-laws to provide that our annual meeting of shareholders will occur on the first Monday in May each year.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Proposal One concerns the election of two Class I directors.

        Our board of directors currently consists of seven directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at our annual meeting of shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class I directors is expiring.

        Accordingly, our board of directors has nominated Rowland T. Moriarty and William F. Concannon to serve as Class I directors for a three-year term. Our shareholders elected Dr. Moriarty and Mr. Concannon as Class I directors at our annual meeting of shareholders in April 2008. The current terms of Dr. Moriarty and Mr. Concannon will expire at the special meeting.

        Proxies will not be voted at the special meeting for more than two candidates.

        Dr. Moriarty and Mr. Concannon have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the special meeting, proxies will be voted for another nominee designated by our board of directors at that time.

        Our board of directors recommends that you vote FOR the election of Dr. Moriarty and Mr. Concannon.

 CORPORATE GOVERNANCE

        In designing our corporate governance structure, we seek to identify and implement the practices that we believe will best serve the interests of our business and shareholders, including the practices mandated by the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find our current corporate governance principles, including our code of business conduct and ethics and the charters for the standing committees of our board of directors, through the Investor Relations page of our website at www.crai.com. Our code of business conduct and ethics applies not only to our principal executive officer, principal financial officer and principal accounting officer, but also to all of our other employees, executive officers, directors and outside consultants. Our code of business conduct and ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, fair dealing, proper use of our assets, confidentiality, health and safety, discrimination and harassment, accounting and record keeping, and the reporting of illegal or unethical behavior. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance. We have discussed many features of our corporate governance principles in other sections of this proxy statement. Some of the highlights of our corporate governance principles are the following:

  •
  Director and committee independence.  With the exception of Mr. Maleh, our president, chief executive officer and director, all of our directors are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors under these rules are Drs. Moriarty, Robertson and Rose and Messrs. Concannon, Maheu and Schleyer. Each member of our audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he or she serves.

  •
  Separate chairman and chief executive officer.  We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. Our chairman is an independent director.

  •
  Audit committee.  Our audit committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accountants. Our independent registered public accountants report directly to our audit committee. Our board of directors has determined that we have at least one audit committee financial expert under the rules of the Securities and Exchange Commission. Our audit committee's prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accountants.

  •
  Committee authority.  Each of our audit committee, nominating and corporate governance committee, and compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

  •
  Whistleblower procedures.  Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters.

EXECUTIVE OFFICERS AND DIRECTORS

Executive officers and directors

        Set forth below are the names and certain information with respect to each of our directors and executive officers as of March 18, 2011:

Name	Age	Position
Rowland T. Moriarty (1)(2)(3)	64	Chairman of the board
Paul A. Maleh (3)	47	President, chief executive officer and director
Wayne D. Mackie	62	Executive vice president, treasurer and chief financial officer
Arnold J. Lowenstein	57	Executive vice president and chief strategy officer
Monica G. Noether	57	Executive vice president and chief operating officer
William F. Concannon (1)(4)	55	Director
Ronald T. Maheu (1)(3)(4)	68	Director
Thomas S. Robertson (2)	68	Director
Nancy L. Rose (4)	52	Director
William T. Schleyer (2)	59	Director

(1)
Member of the nominating and corporate governance committee

(2)
Member of the compensation committee

(3)
Member of the executive committee

(4)
Member of the audit committee

        Our board of directors is divided into three classes. The term of one class of directors expires each year at our annual meeting of shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and executive officers.

        Backgrounds and qualifications of directors.    Below we have identified each of our directors by class. In addition, for each director we have included information regarding the director's business experience, as well as the director's particular experiences, qualifications, attributes and skills, that led our board of directors to conclude that the director should serve as a member of our board of directors.

  Directors serving a term expiring at the 2011 special meeting (Class I directors).

        Rowland T. Moriarty has served as a director since 1986 and as chairman of our board of directors, a non-executive position, since May 2002. From December 1992 until May 2002, Dr. Moriarty served as vice chairman of our board of directors. Dr. Moriarty has been the chief executive officer of Cubex Corporation, an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at Harvard Business School from 1981 to 1992. He received his M.B.A. from the Wharton School in 1970 and his D.B.A. from Harvard University in 1980. He is a director of Staples, Inc., Wright Express Corp. and Virtusa Corporation, and was a director at Trammell Crow Company from 1997 to 2006. The extensive experience, knowledge and perspective Dr. Moriarty has gained across a broad spectrum of industries as a director of these publicly-traded companies, and as an international marketing consultant and a professor of marketing, are significant assets to our board of directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years.

        William F. Concannon has served as a director since June 2000. Since December 2006, Mr. Concannon has served as president of global corporate services of CB Richard Ellis Group, Inc., a global commercial real estate firm. He was recently the first real estate professional inducted into the International Association of Outsourcing Professionals' Outsourcing Hall of Fame. Mr. Concannon served as vice chairman, from June 2003, and as director, from 1991, of Trammell Crow Company, a diversified commercial real estate firm, until its acquisition by CB Richard Ellis in December 2006. From February 2001 to June 2003, Mr. Concannon was the president of the global services group of Trammell Crow Company. Mr. Concannon has also served as the president and chief executive officer of Trammell Crow Corporate Services, a real estate company, and, from 2002 to 2006, on the board of directors of FPD Savills, a real estate company based in the United Kingdom. Mr. Concannon received his B.S. in accounting from Providence College in 1977, where he also served on the board of trustees from 2002 until 2010. Our board of directors benefits from Mr. Concannon's wealth of experience as a senior business executive, his diverse knowledge of business management, his keen perspectives on a wide range of business issues, his deep knowledge of professional services, and his insights derived from having led business services at a large corporation and otherwise being a recognized leader in the business community.

  Directors serving a term expiring at the 2012 annual meeting (Class II directors).

        Ronald T. Maheu has served as a director since January 2003. From 2000 to 2004, Mr. Maheu was a lecturer at the Graduate School of Management at Boston University. Mr. Maheu retired in July 2002 from PricewaterhouseCoopers, LLP. Since 2002, Mr. Maheu has been a financial and business consultant. Mr. Maheu was a founding member of Coopers & Lybrand's board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the U.S. and global boards of partners and principals of PricewaterhouseCoopers until June 2001. Mr. Maheu holds an M.B.A. from Boston University and an M.S. in taxation from Bentley College. He is also a director of Wright Express Corp. and Virtusa Corporation, and was a director of Enterasys Networks, Inc. from 2003 to 2006. As is evident from his background, Mr. Maheu provides our board of directors and our audit committee with a high level of expertise in the areas of accounting, auditing and finance, as well as a highly developed grasp of the professional services industry, gained not only from being a former partner at and senior executive of an international accounting firm, but from his experience as a member of the boards of directors and audit committees of several publicly-traded companies, as well. Mr. Maheu is an audit committee financial expert under the rules of the Securities and Exchange Commission.

        Nancy L. Rose has served as a director since March 2004. Dr. Rose joined the faculty of the Massachusetts Institute of Technology's Economics Department in 1994, where she presently is the Charles P. Kindleberger Professor of Applied Economics. She has been a director of the National Bureau of Economic Research research program in Industrial Organization since 1991. From 1985 to 1997, she held various faculty positions at the Massachusetts Institute of Technology's Sloan School of Management, including professor of management and economics from 1995 to 1997. She received her Ph.D. in economics from the Massachusetts Institute of Technology in 1985. Dr. Rose is also a director of Sentinel Group Funds, Inc. and the Whitehead Institute. Our board of directors values Dr. Rose's significant expertise in various aspects of economics, management and finance, as well as her experience derived from the other boards of directors on which she has served. In addition, Dr. Rose's academic background gives her a unique perspective on a number of the challenges we face.

  Directors serving a term expiring at the 2013 annual meeting (Class III directors).

        Paul A. Maleh, who joined us in 1989, has served as our president and chief executive officer and as a director since November 29, 2009. Mr. Maleh served as our chief operating officer from October 2008 through November 28, 2009, and as our executive vice president from October 2006 to

November 28, 2009. From December 2006 to January 2009, he served as head of our finance platform. Mr. Maleh also directed our finance practice from 2000 to December 2006 and served as a vice president from 1999 to October 2006. Mr. Maleh received his M.B.A. from Northeastern University. As our chief executive officer, Mr. Maleh brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations, the day-to-day management of our business, and our industry as a whole.

        Thomas S. Robertson has served as a director since July 2009. Since 2007, Dr. Robertson has been dean of the Wharton School and Reliance Professor of Management and Private Enterprise at the University of Pennsylvania. From 2006 to 2007, Dr. Robertson was special assistant to Emory University's president on issues of international strategy and a founding director of the Institute for Developing Nations established jointly by Emory University and The Carter Center in fall 2006. From 1998 until 2007, Dr. Robertson was dean of Emory University's Goizueta Business School and, from 1994 until 1998, he was the Sainsbury Professor at, and the chair of marketing and deputy dean of, the London Business School. From 1971 to 1994, Dr. Robertson was a member of the faculty at the Wharton School. Dr. Robertson received his M.A. and Ph.D. in marketing from Northwestern University in 1966 and his B.A. from Wayne State University in 1963. Dr. Robertson's position as a professor of management and private enterprise at the Wharton School puts him in touch with the leading edge of business methods and thinking, which he applies to the issues we face, and allows him to provide our board of directors with invaluable insights and advice regarding strategic and management issues. Our board of directors also benefits from Dr. Robertson's extensive background in and knowledge of consumer services and academia.

        William T. Schleyer has served as a director since January 2008. Mr. Schleyer served as chairman and chief executive officer of Adelphia Communications Corporation from March 2003 until it emerged from bankruptcy in February 2007. Adelphia was already involved in bankruptcy proceedings at the time Mr. Schleyer became its chairman and chief executive officer. Prior to joining Adelphia, Mr. Schleyer was president and chief executive officer of AT&T Broadband from October 2001 until February 2003 and a principal in Pilot House Ventures, a telecommunications venture capital company, from 1997 to 2001. From 1978 to 1997, Mr. Schleyer served in various positions at Continental Cablevision Corporation, including as its president and chief operating officer from 1993 to 1997. Mr. Schleyer received his M.B.A. from Harvard University in 1977 and his B.S. in mechanical engineering from Drexel University in 1973. He is a director of Rogers Communications, a diversified Canadian communications and media company. Our board of directors benefits from the viewpoint Mr. Schleyer brings as a veteran business executive with experience at the most senior levels across a diverse spectrum of companies, as well as an extensive background in and knowledge of consumer services. Mr. Schleyer also brings extensive insight into corporate governance matters, derived from serving as a director for a number of other companies.

        Backgrounds of executive officers.    Below we have identified each of our executive officers who is not a director, and provided a description of each executive officer's business experience.

        Arnold J. Lowenstein, who joined us in June 1993, has served as our executive vice president and chief strategy officer since October 2006. Mr. Lowenstein also served as a group vice president and co-head of our business consulting practice from 2001 through fiscal year 2006. Mr. Lowenstein received his M.A. in industrial economics from the University of British Columbia.

        Wayne D. Mackie has served as our executive vice president since October 2006 and as our chief financial officer and treasurer since July 2005. From July 2005 to October 2006, Mr. Mackie also served as our vice president. Mr. Mackie has been a member of the board of directors and chairman of the audit committee of Exa Corporation, a privately-held software company, since 2008. Prior to joining us, Mr. Mackie had been a member of the board of directors of Novell, Inc. since June 2003. From 1972 through December 2002, Mr. Mackie was with Arthur Andersen, LLP, where he became a partner in

1983. Since leaving Arthur Andersen, he has served as a consultant to a number of organizations. He received an M.S. from the Wharton School of the University of Pennsylvania and a B.S. from Babson College, and is a CPA. Mr. Mackie is a trustee of the Massachusetts Eye and Ear Infirmary.

        Monica G. Noether, who joined us in April 1996, has served as our chief operating officer since November 29, 2009, and as our executive vice president since October 2006. From December 2006 to February 2008, she served as head of our litigation and applied economics platform. Dr. Noether also directed our competition practice from 2001 to 2006. Dr. Noether received her M.B.A. in economics and finance and her Ph.D. in economics from the University of Chicago.

Board and committee meetings

        During our fiscal year ended November 27, 2010, our board of directors met seven times and acted by unanimous written consent once. During the five weeks ended January 1, 2011, our board of directors met once. During each of fiscal 2010 and the transition period, each incumbent director attended at least 75% of the total number of meetings held in that fiscal period by our board of directors and the committees of our board of directors on which he or she served. To the extent reasonably practicable, directors are expected to attend board meetings, meetings of committees on which they serve, and our annual meeting of shareholders. Last year, six of the seven individuals then serving as directors either attended the special meeting held in lieu of our annual meeting of shareholders in person or participated in the special meeting by teleconference.

        Our board of directors has four standing committees: our audit committee, our nominating and corporate governance committee, our compensation committee and our executive committee. All of the members of our audit committee, our nominating and corporate governance committee, and our compensation committee are independent under the rules of the Nasdaq Stock Market. Our board of directors has adopted charters for each of these committees, which are available through the Investor Relations page of our website at www.crai.com. Each of our audit committee, our nominating and corporate governance committee, and our compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

        The membership of each committee of our board of directors is as follows:

Audit committee:	Compensation committee:
Ronald T. Maheu (Chair)	William T. Schleyer (Chair)
William F. Concannon	Rowland T. Moriarty
Nancy L. Rose	Thomas S. Robertson
Nominating and corporate	Executive committee:
governance committee:	Rowland T. Moriarty (Chair)
William F. Concannon (Chair)	Ronald T. Maheu
Ronald T. Maheu	Paul A. Maleh
Rowland T. Moriarty

Audit committee

        Our audit committee is currently composed of Dr. Rose and Messrs. Concannon and Maheu. During fiscal 2010 and the transition period, our audit committee was composed of Drs. Rose and Robertson and Messrs. Concannon and Maheu until June 27, 2010, at which point Dr. Robertson stopped serving on the committee. Our audit committee provides the opportunity for direct contact between members of our board of directors and our independent registered public accountants, who report directly to the committee. The committee assists our board of directors in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; and our independent registered public accountants' qualifications, independence and performance. The committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accountants. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our board of directors has determined that Mr. Maheu is an audit committee financial expert under the rules of the Securities and Exchange Commission. Our audit committee met eleven times during fiscal 2010 and did not meet during the transition period.

Nominating and corporate governance committee

        Our governance committee predates our public offering in 1998, and we have since renamed it the nominating and corporate governance committee. The current members of our nominating and corporate governance committee are Messrs. Concannon and Maheu and Dr. Moriarty. Our nominating and corporate governance committee's responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board of directors. The committee also assists our board of directors in our enterprise risk management by providing recommendations to our board of directors regarding succession plans for our chief executive officer. An additional function of the committee is to develop corporate governance practices for recommendation to our board of directors and, once implemented, to assist our board of directors in complying with them. Our nominating and corporate governance committee met three times during fiscal 2010 and did not meet during the transition period.

Compensation committee

        Our compensation committee is currently composed of Drs. Moriarty and Robertson and Mr. Schleyer. During fiscal 2010 and the transition period, our compensation committee was composed of Drs. Moriarty and Rose and Mr. Schleyer until June 27, 2010, at which point Dr. Robertson replaced Dr. Rose as a member of the committee. Our compensation committee's responsibilities include providing recommendations to our board of directors regarding the compensation levels of directors; reviewing and approving, or recommending for approval by our board of directors, the compensation levels of executive officers; providing recommendations to our board of directors regarding compensation programs; administering our employee benefit plans, including all incentive compensation plans and equity-based plans; authorizing grants under our stock option plans; and authorizing other equity compensation arrangements. Our compensation committee met ten times and acted by unanimous written consent three times during fiscal 2010 and did not meet during the transition period. As discussed in more detail under the heading "Compensation discussion and analysis—Compensation consultant" below, in fiscal 2010 and the transition period, our compensation committee engaged and received advice from an independent compensation consultant, Semler Brossy Consulting Group, LLC.

Executive committee

        Our executive committee, currently composed of Dr. Moriarty and Messrs. Maheu and Maleh, has delineated authority to act on behalf of our board of directors in situations arising between regular meetings of our board of directors. It is intended that our executive committee will take action only when reasonably necessary to expedite our interests between regularly scheduled board meetings. Our executive committee met once during fiscal 2010 and did not meet during the transition period.

Board leadership structure and role in risk oversight

        We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. We believe that this separation improves our corporate governance. Our chairman,

Dr. Moriarty, is an independent director who provides leadership to our board of directors in establishing our overall strategic direction consistent with the input of management and our other directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years. Our chief executive officer, Mr. Maleh, brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations, as well as the day-to-day management of our business, which he executes within the parameters set by our board of directors. Separating these positions strengthens the independence of our board of directors, thereby facilitating its ability to execute its management oversight function and its general risk oversight function, which is discussed below. In addition, this separation allows both our chairman and our chief executive officer to have the time required to perform their responsibilities.

        Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of our enterprise risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that our enterprise risk management processes are adequate and functioning as designed. The involvement of our board of directors in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks. Some risks, such as strategic risks, are typically overseen by the full board. In addition, our board of directors has delegated risk oversight to each of its key committees within their areas of responsibility. The compensation committee assists our board of directors in its risk oversight function by overseeing strategies related to our incentive compensation programs and key employee retention. Our audit committee assists our board of directors in its risk oversight function by reviewing our system of disclosure controls and our internal controls over financial reporting. Our nominating and corporate governance committee assists our board of directors in its risk oversight function by managing risks associated with director candidate selection, governance and succession. Each of our managers is initially responsible for assessing and prioritizing risks that fall under the manager's area of responsibility and, as a general rule, these risks are discussed with, and then reported to our board of directors or the applicable committee of our board of directors by, our general counsel.

Director candidates and selection processes

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our current directors and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of our board of directors. The committee often solicits the opinions of third parties with whom a potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidates under consideration.

        In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate's depth of business experience, intelligence, quality of judgment, integrity, familiarity with the legal, regulatory, and business consulting industry, ability to assist in recruiting outside experts and employee consultants, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of our board of directors, and willingness and ability to serve. The committee also considers the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors. Among the experiences, attributes, qualities and skills that the committee believes to be necessary for one or more members of our board of directors to possess are familiarity with the segments of the consulting industry in which we compete, substantial experience with the financial reporting process for public companies, and knowledge of the academia of economics. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to the director's prior contributions to our board of directors. In evaluating candidates, the committee prefers to retain the flexibility to consider each candidate's overall mix of qualifications, rather than to specify minimum qualifications that each candidate must possess.

        While we do not have a formal diversity policy for our board of directors, our nominating and corporate governance committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the discussions and decisions of our board of directors. In the committee's evaluation of candidates for director, it considers diversity with respect to viewpoints, accomplishments, skills and experiences, as well as other factors in light of the current composition of our board of directors and our requirements. In selecting candidates to recommend for nomination as a director, the committee abides by our firm-wide non-discrimination policy.

        The committee considers director candidates recommended by shareholders and uses the same process to evaluate candidates, whether the candidates were recommended by shareholders, directors, management or others. The committee has not adopted any particular method that shareholders must follow to make a recommendation. We suggest that shareholders make recommendations by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the candidate and his or her work experience, qualifications for director and references, to enable the committee to evaluate the candidacy properly. We also suggest that shareholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind shareholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which are discussed elsewhere in this proxy statement.

Communications with our board of directors

        Our board of directors has established the following process for shareholders to communicate with it, and this process has been approved by a majority of our independent directors. Shareholders wishing to communicate with our board of directors should send correspondence to the attention of Rowland T. Moriarty, Chairman of the Board, CRA International, Inc., 200 Clarendon Street, T-33, Boston, Massachusetts 02116. The correspondence should include satisfactory evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholder and the number of our shares held. Our chairman will review all correspondence confirmed to be from shareholders and decide whether or not to forward the correspondence, or a summary, to our board of directors or a committee of our board of directors. Accordingly, our chairman will review all shareholder correspondence, but the decision to relay any correspondence to our board of directors or a committee of our board of directors will rest entirely within his discretion.

        Our board of directors believes this process suffices to handle the relatively low volume of communications we have historically received from our shareholders. If the volume of communications increases sufficiently to become burdensome to our chairman, our board of directors may elect to adopt more elaborate screening procedures.

TRANSACTIONS WITH RELATED PARTIES

Review, approval or ratification of transactions with related parties

        Under its charter, our audit committee is responsible for reviewing any proposed related-party transaction, as defined under the rules of the Nasdaq Stock Market, and, if appropriate, approving the transaction. A copy of the audit committee charter is available through the Investor Relations page of our website at www.crai.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director compensation

        We pay our non-employee directors, who consist of all our directors other than our chief executive officer, an annual fee of $75,000 for their services as directors. We pay an annual fee of $25,000 to the chair of our audit committee, $20,000 to the chair of our compensation committee, $10,000 to the chairs of our executive committee and our nominating and corporate governance committee, and $5,000 to each non-employee director who serves as a member, but not the chair, of any committee for service on each committee above one. Our chairman also receives an annual fee of $150,000, as well as office space, support services and healthcare benefits, for his services as chairman of our board of directors. In light of the current economic downturn, our chairman voluntarily reduced his annual fee for calendar year 2010 to $125,000. Directors who are employees do not receive separate fees for their services as directors. All of the payments described in this paragraph are made in cash.

        Under the terms of our 2006 equity incentive plan, each director who is not employed by, and does not provide independent contractor services as a consultant or advisor to, us or our subsidiaries receives automatic restricted stock awards. We refer to these directors as our "outside directors." Currently, our outside directors are Drs. Moriarty, Robertson and Rose and Messrs. Concannon, Maheu and Schleyer. Each outside director who is re-elected as one of our directors at, or whose term continues after, our annual meeting of shareholders (or any special meeting in lieu thereof) will, on the date of the meeting, receive a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $75,000, based on the closing price of our common stock as of that date. Each person who is first elected an outside director at our annual meeting of shareholders (or any special meeting in lieu thereof) will receive, on the date of his or her election, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, in an amount to be determined by our board of directors.

        In fiscal 2010 and the transition period, we gave the following grants to our directors in accordance with the terms of our 2006 equity incentive plan. In connection with our annual meeting of shareholders in April 2010, each of Drs. Moriarty, Rose and Robertson and Messrs. Concannon, Maheu and Schleyer received a restricted stock award of 3,229 shares of our common stock. Each of these restricted stock awards vests in four equal annual installments, beginning on April 30, 2011.

        The following table provides information regarding the compensation earned by our current non-employee directors and by Basil L. Anderson, who served on our board of directors until January 31, 2010, in fiscal 2010 and the transition period, which is referred to as the year "2010T" in the table below.

 Non-Employee Director Compensation Table for Fiscal 2010 and the Transition Period

Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)

Rowland T. Moriarty	2010T	110,000	—	—	110,000
	2010	220,000	75,010	—	295,010

Basil L. Anderson	2010	43,750	—	—	43,750

William F. Concannon	2010T	45,000	—	—	45,000
	2010	90,000	75,010	—	165,010

Ronald T. Maheu	2010T	55,000	—	—	55,000
	2010	110,000	75,010	—	185,010

Thomas S. Robertson	2010T	37,500	—	—	37,500
	2010	75,000	75,010	—	150,010

Nancy L. Rose	2010T	37,500	—	—	37,500
	2010	80,000	75,010	—	155,010

William T. Schleyer	2010T	47,500	—	—	47,500
	2010	95,000	75,010	—	170,010

(1)
For the transition period, amount includes for each director an amount paid in December 2010 equal to 50% of the director's annual fee for calendar year 2010 service as a director. For fiscal 2010, amount includes for each director (1) an amount paid in June 2010 equal to 50% of the director's annual fee for calendar year 2010 service as a director and (2) an amount paid in December 2009 equal to 50% of the director's annual fee for calendar year 2009 service as a director.

(2)
Amount reflects the aggregate grant date fair value of grants of 3,229 shares of restricted stock made to each of our non-employee directors on April 30, 2010, under our 2006 equity incentive plan. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock Compensation" ("ASC Topic 718"), excluding the effect of estimated forfeitures, based upon the closing market price of our common stock on the date of grant. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 12, "Share-Based Compensation," to our consolidated financial statements in our annual report on form 10-K filed with the Securities and Exchange Commission on February 10, 2011.

(3)
As of November 27, 2010, and January 1, 2011, each non-employee director, and Mr. Anderson, held the number of outstanding unvested shares of restricted stock set forth in the table below.

  Our compensation committee has determined that the awards granted to Mr. Anderson will continue to vest, even though he no longer serves on our board of directors.

Name	Shares (#)

Rowland T. Moriarty	7,289

Basil L. Anderson	4,060

William F. Concannon	7,289

Ronald T. Maheu	7,289

Thomas S. Robertson	5,466

Nancy L. Rose	7,289

William T. Schleyer	7,828

(4)
As of November 27, 2010, and January 1, 2011, each non-employee director, and Mr. Anderson, held outstanding stock options to purchase the number of shares of our common stock set forth in the table below.

Name	Shares (#)

Rowland T. Moriarty	10,000

Basil L. Anderson	—

William F. Concannon	11,722

Ronald T. Maheu	21,667

Thomas S. Robertson	—

Nancy L. Rose	20,000

William T. Schleyer	—

Compensation committee interlocks and insider participation

        The members who served on our compensation committee during any part of fiscal 2010 or the transition period were Drs. Moriarty, Rose and Robertson and Mr. Schleyer. None of these members was one of our officers or employees during fiscal 2010 or the transition period, and none of these members is one of our former officers. None of our executive officers serves (or served during fiscal 2010 or the transition period) on the board of directors or compensation committee of an entity that has one or more executive officers serving (or who served during fiscal 2010 or the transition period) on our board of directors or compensation committee.

Compensation discussion and analysis

        This compensation discussion and analysis describes the material elements of our compensation programs as they relate to our executive officers listed in the following compensation tables, who are sometimes referred to as our "named executive officers." This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, but also describes other arrangements and actions taken since the end of fiscal 2010 and the transition period to the extent that these descriptions enhance the understanding of our executive compensation for fiscal 2010 and the transition period.

        Executive Summary.    We seek to align the compensation we pay our named executive officers with the interests of our shareholders. Our named executive officers' total compensation is comprised of a mix of base salary, at-risk compensation consisting of annual cash management performance awards and performance-based restricted stock unit awards, and stock options and restricted stock units subject to vesting over four years. This mix of salary and incentive and equity compensation is designed to create competitive compensation packages that reward our named executive officers for achieving our long-term and short-term business objectives, including increasing growth, profitability and shareholder value, without encouraging unnecessary or excessive risk-taking.

        As set forth in this compensation discussion and analysis, the basis of our named executive compensation program is pay for performance. Highlights of our named executive officer compensation program in fiscal 2010 and the transition period include:

  •
  due to the continued environment of economic uncertainty, the increases in base salary we paid our named executive officers in fiscal 2010 and the transition period compared to fiscal 2009 were not made across-the-board; instead they were targeted to reflect particular named executive officers' changed roles, consistent with the compensation paid by our peers;

  •
  over 54% of the target cash compensation payable to our named executive officers for fiscal 2010 was subject to performance conditions, demonstrating our pay-for-performance philosophy, and this at-risk cash compensation was subject to pre-defined maximum amounts, as well as reduction or elimination as determined by our compensation committee, regardless of the performance achieved;

  •
  our named executive officers proposed that the amount paid to them with respect to the component of their cash management performance awards for fiscal 2010 performance tied to the achievement of subjective individual goals be reduced due to fiscal constraints, general economic conditions and the desire to preserve shareholder value; as a result, our compensation committee exercised its discretion to reduce the aggregate amount otherwise payable to our named executive officers with respect to this component based on their fiscal 2010 performance by over 66%;

  •
  the performance criteria underlying the at-risk cash compensation granted to our named executive officers for fiscal 2010 were based on non-GAAP financial metrics related to our net revenue (40%) and our earnings before interest and taxes (30%) and on individual goals (30%), and thus were highly correlated with increased shareholder value;

  •
  the equity awards granted to our named executive officers in fiscal 2010 under our long-term incentive program took the form of stock options vesting over four years (30%), restricted stock units vesting over four years (30%) and restricted stock units that vest based upon non-GAAP performance metrics related to our net revenue growth and operating margin (40%), all of which served to align the interests of our named executive officers and our shareholders;

  •
  the maximum amount payable under performance-based restricted stock units granted to all participants in our long-term incentive program was reduced from 200% of the target amount, for awards granted in fiscal 2009, to 125% of the target amount, for awards granted, including to our named executive officers, in fiscal 2010;

  •
  the grants of equity compensation to our named executive officers under our long-term incentive program are subject to stock ownership and retention guidelines, which further aligns the interests of our named executive officers with those of our shareholders;

  •
  our compensation committee, which approves all compensation granted to our named executive officers, is comprised entirely of independent directors; and

  •
  our compensation committee engages its own independent compensation consultant, the Semler Brossy Consulting Group, LLC, to assist it in setting named executive officer compensation, and Semler Brossy does not provide any services directly to us.

        Role of our compensation committee and chief executive officer.    The compensation committee established by our board of directors is currently composed of Mr. Schleyer (chair) and Drs. Moriarty and Robertson, all of whom are independent directors. Our compensation committee is governed by a written charter adopted by our board of directors. A copy of our compensation committee charter is available through the Investor Relations page of our website at www.crai.com. Under the charter, our compensation committee is responsible for recommending to our board of directors the compensation philosophy and policies that we should follow, particularly with respect to the compensation of our senior management. In addition to and among the other duties set forth in the section of this proxy statement entitled "Executive Officers and Directors—Compensation committee," the committee is responsible for:

  •
  reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer;

  •
  setting performance goals relevant to executive compensation, and overseeing the evaluation of our executive officers in light of those goals;

  •
  administering, reviewing and making recommendations to our board of directors with respect to our employee benefit plans, including our incentive compensation plans and our equity-based plans;

  •
  evaluating whether or not our compensation practices and policies create unnecessary or excessive risks; and

  •
  reviewing and discussing with management our disclosures to be included in our annual proxy statement and annual report on form 10-K regarding executive compensation, including this compensation discussion and analysis and the section of this proxy statement entitled "Compensation policies and practices as they relate to risk management" below.

        When developing recommendations for the compensation of our executive officers other than our chief executive officer, the committee also takes into account recommendations made by our chief executive officer.

        Compensation consultant.    Our compensation committee has the authority to engage and receive advice from external compensation consultants in connection with the determination of the compensation of our named executive officers. In fiscal 2010 and the transition period, the committee engaged and received advice from the Semler Brossy Consulting Group, LLC with respect to the compensation of our named executive officers. Semler Brossy did not perform any services for us directly in fiscal 2010 and the transition period. In addition to providing our compensation committee with information relating to the compensation levels and practices of our peers, the compensation consultant also discussed various possible incentive compensation arrangements and structures with our compensation committee, and provided advice regarding the design of our executive compensation programs. Specifically, the consultant's activities in fiscal 2010 and the transition period included:

  •
  providing information related to the compensation practices and levels of our peers and the marketplace in general;

  •
  assisting our compensation committee in setting fiscal year 2010 and transition period compensation levels;

  •
  supporting our compensation committee in developing the performance criteria and leverage curves underlying the cash management performance awards granted to our named executive officers for fiscal 2010 performance, as well as the performance-vested restricted stock units granted to our named executive officers in fiscal 2010 for fiscal 2011 performance; and

  •
  analyzing and projecting the equity usage and share requirements under our long-term incentive program, as well as helping our compensation committee continue to develop that program's features.

        The compensation consultant often participates, by invitation, in portions of our compensation committee meetings, including executive sessions without any members of management present. In addition, both the chair of our compensation committee and, with respect to the compensation of our other executive officers, our chief executive officer, at the direction of our compensation committee, consult our compensation consultant outside of these meetings. Semler Brossy reports to our compensation committee and provides services to us solely for and at the direction of the committee.

        Compensation objectives.    Our growth and long-term success depend upon our ability to attract and retain talented and highly qualified employees. The main objectives of our compensation program are:

  •
  to align compensation with our long-term and short-term business objectives, individual performance and the interest of our shareholders, by making a substantial portion of executive compensation depend on our financial performance;

  •
  to motivate and reward high levels of performance with compensation that is commensurate with our performance;

  •
  to recognize and reward the achievement of pre-established goals; and

  •
  to provide competitive compensation packages that enable us to attract, retain and reward highly qualified individuals who will contribute to our long-term success.

We believe these objectives are furthered by the use of executive compensation packages that include both short-term and long-term components, use both cash and equity-based compensation, and are designed to measure performance against pre-established goals.

        Setting executive compensation and peer groups.    To achieve our executive compensation objectives, our compensation committee strives to make decisions concerning executive compensation that:

  •
  establish incentives that link executive officer compensation to our financial performance and that motivate executives to attain our annual financial targets and long-term strategic goals;

  •
  provide a total compensation package that is competitive among companies offering similar consulting services; and

  •
  establish personal objectives that link executive officer compensation to the achievement of those goals that correlate to improving our overall financial performance.

We compete with similarly situated consulting firms to retain top talent. We strive to attract and retain our key employees, including our named executive officers, by providing compensation that is competitive with the compensation paid to the similarly situated executives of our peers. To that end, in fiscal 2010 and the transition period, our compensation committee received advice from its compensation consultant to help it establish compensation that was competitive with the compensation paid to the similarly situated key employees of our peers. The compensation committee does not target any explicit positioning relative to our peers, but instead considers a number of factors in seeking to establish the appropriate mix and level of compensation for our executive officers. These include peer group information, the scope of the executive officer's role and the executive officer's individual performance and experience. In setting our fiscal 2010 and transition period executive officer compensation, we considered the compensation being paid by our primary peer group comprised of the following comparable public professional service firms: FTI Consulting, Inc., Huron Consulting Group Inc., LECG Corporation and Navigant Consulting, Inc. In addition, we considered the compensation being paid by a secondary peer group consisting of the following 17 similarly sized professional services public companies: The Advisory Board Company, Barrett Business Services, CBIZ, Inc., COMFORCE Corporation, COMSYS IT Partners, Inc., Corporate Executive Board Company, Diamond Management & Technology Consultants, Inc., Duff & Phelps Corp., Exponent, Inc., GP Strategies Corporation, Heidrick & Struggles International, Inc., Hill International, Inc., ICF International, Inc., On Assignment, Inc., RCM Technologies, Inc, VSE Corporation and Westaff, Inc. In the case of each of our named executive officers, the total compensation for fiscal 2010 and the transition period, as well as each of the components of this compensation described below, were either within or, with respect to the base salaries of our chief executive officer and chief operating officer, below the ranges for such type of compensation drawn from the peers in the primary peer group we considered.

        Additionally, our compensation committee attempts to establish compensation parameters that link executive officer compensation to the attainment of goals that serve both our interests and the interests of our shareholders. A significant percentage of the total compensation of our named executive officers for fiscal 2010 and the transition period consists of incentives tied to our performance, growth and profitability, with an additional metric allocated to the achievement of specific subjective individual goals, all of which we believe are critical to our long-term success. For our named executive officers, this incentive compensation takes the form of management performance awards granted under our 2007 cash incentive plan, which our shareholders approved at our 2007 annual meeting of shareholders, and performance-based restricted stock units granted under our long-term incentive program and our 2006 equity incentive plan, which our shareholders approved at our 2006 annual meeting of shareholders. We believe that using these types of awards promotes our growth and performance by linking a portion of the total compensation for certain key employees to the attainment of pre-established objectives, which are approved by our compensation committee each year. The 2007 cash incentive plan is effective until our 2012 annual meeting of shareholders and no award may be granted under our 2006 equity incentive plan after April 21, 2016.

        Executive officer compensation in fiscal 2010 and the transition period.    For our fiscal year ended November 27, 2010, and the five weeks ended January 1, 2011, the principal components of our named executive officer compensation were:

  •
  cash compensation, consisting of base salary and management performance awards for fiscal 2010 performance granted in fiscal 2010 under our 2007 cash incentive plan; and

  •
  long-term equity incentive compensation, including stock options and restricted stock units vesting over four years and restricted stock units vesting based upon fiscal 2011 performance, granted on November 8, 2010, under our long-term incentive program.

        We believe that mixing base salary, at-risk annual incentive compensation based on performance and long-term equity incentive compensation with vesting based upon time and performance is consistent with our overall compensation philosophy because, as discussed in more detail below, it rewards performance without encouraging unnecessary or excessive risk-taking, is competitive with the compensation packages offered by our peers, aligns the interests of our executives and our shareholders, and helps us attract and retain top talent.

        Cash compensation.    In fiscal 2010 and the transition period, our named executive officer compensation included two types of cash compensation: base salary and performance-based annual incentive compensation in the form of management performance awards granted under our 2007 cash incentive plan, each of which is discussed in turn below.

  Salary.

        We include base salary in our executive officer compensation packages because we believe it is appropriate for a portion of compensation to be fixed and predictable, and because the use of base salary for our named executive officers is consistent with the compensation provided to the similarly situated executives of our peers. Additionally, we believe that sufficient base compensation reduces the motivation to take unnecessary or excessive risks. Each named executive officer's base salary reflects his or her position, experience, past contributions and potential. Our compensation committee evaluates these and other factors underlying the base salary of our named executive officers each year and makes adjustments, as appropriate. Where appropriate, the committee also uses special one-time bonuses to recognize special achievements relating to unique circumstances.

        Our compensation committee generally fixes the annual base salary of our named executive officers at its regularly scheduled meeting in the first fiscal quarter of each year. Annual changes to a named executive officer's base salary are based on the committee's assessment of our performance and the performance of our business practices and the named executive officer, any changes in the named executive officer's role, general economic conditions, such as inflation, and economic forecasts. The committee has sole discretion to set the base salary of each named executive officer. In determining these base salaries, the committee is generally mindful of its overall goal of remaining competitive with firms offering similar consulting services and of our desire to reward and retain key employees.

        In setting the base salary of our named executive officers for fiscal 2010 and the transition period, due to the continued environment of economic uncertainty, our compensation committee decided to increase our named executive officers' base salaries only to reflect changes in particular named executive officers' roles in a manner that was consistent with the compensation paid by our peers. Accordingly, the annual rate of base salary of Mr. Maleh was increased to $500,000 for fiscal 2010 and the transition period, from $450,000 in fiscal 2009, to reflect his promotion from chief operating officer and executive vice president to president and chief executive officer; the annual rate of base salary of Dr. Noether was increased to $450,000 for fiscal 2010 and the transition period, from $375,000 in fiscal 2009, to reflect her promotion from executive vice president to chief operating officer; the annual rate of base salary of Mr. Lowenstein, our executive vice president and chief strategy officer, was increased to $400,000 for fiscal 2010 and the transition period, from $375,000 in fiscal 2009, to reflect his increased and more defined executive role, and the elimination of his receiving a draw against his salary for engagements that he sourced for us; and the annual rate of base salary of Mr. Mackie, our executive vice president, chief financial officer and treasurer, remained at $375,000 in fiscal 2010 and the transition period, which was his base salary for fiscal 2009.

  Performance-based annual incentive compensation.

        Our cash compensation also includes performance-based annual incentive compensation in the form of management performance awards granted under our 2007 cash incentive plan. This at-risk compensation permits us to provide our executives with incentives to pursue particular objectives in any given year that are consistent with our growth and profitability, as well as the overall goals and strategic direction set by our board of directors. The use of at-risk compensation is also consistent with our overall pay-for-performance philosophy.

        Our 2007 cash incentive plan authorizes the grant of performance awards to our executive officers and other salaried employees. A performance award granted under the plan is payable only to the extent certain performance targets, based on performance criteria specified by our compensation committee, are achieved in the relevant measurement period. These annual performance targets can be based on financial performance criteria, including, but not limited to, revenue; net revenue; revenue growth; earnings before interest, taxes, depreciation and amortization; funds from operations; net earnings; earnings per share growth; return on equity; share price performance; total shareholder return; economic value added; improvement in cash flow; and confidential business unit objectives. These performance targets may also be based on individual goals specified by our compensation committee. Performance awards are payable in cash or shares of restricted stock, at the discretion of our compensation committee, and the maximum amount payable to any executive officer in a given fiscal year under performance awards granted under the plan is $8,000,000. The plan is designed to promote our growth and performance while preserving, where possible, our ability to deduct in full certain compensation paid to our executive officers for federal tax purposes.

        On February 23, 2010, our compensation committee determined the management performance awards to be granted to our named executive officers for fiscal 2010 performance under our 2007 cash incentive plan, as well as the target and maximum amounts payable under these awards and the awards' performance criteria and targets. The overall target amounts payable under these awards were as follows: for Mr. Maleh, $800,000 (or 160% of base salary); for Mr. Mackie, $250,000 (or approximately 67% of base salary); for Dr. Noether, $600,000 (or approximately 133% of base salary); and for Mr. Lowenstein, $400,000 (or 100% of base salary). The maximum amount payable under each of these management performance awards was twice the target amount, and there was no threshold amount payable for a certain level of performance under these awards.

        The performance criteria underlying the management performance awards granted to our named executive officers for fiscal 2010 performance were based on financial metrics related to our net revenue and our earnings before interest and taxes and on individual performance goals tailored for each named executive officer. Specifically, 40% of the target amounts under these awards were tied to our net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee); 30% of the target amounts under these awards were tied to our earnings before interest and taxes (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee); and 30% of the target amount under these awards were tied to individual subjective performance goals established by our compensation committee for our chief executive officer, and established by our chief executive officer for our other executive officers. Our compensation committee feels that having 70% of the target amounts under these awards being based on financial metrics tied to our growth and profitability motivates our named executive officers to work toward corporate objectives correlated with increased shareholder value, while having an individual component permits us to tie these awards to objectives tailored to each named executive officer's role. In fiscal 2010, our compensation committee changed the relative weighting of the components of the management performance awards based upon net revenue and earnings before interest and taxes to a 4-to-3 ratio from the 2-to-1 ratio used in fiscal 2009 because a more equal weighting better reflects the relative importance of these performance criteria to shareholder value.

        The performance targets established by our compensation committee for the components of these management performance awards tied to overall corporate performance were as follows: the performance target for fiscal 2010 net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was $325 million and the performance target for fiscal 2010 earnings before interest and taxes (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was $37.8 million. These components incorporate a standard 1x leverage curve, which adjusts the award's payout relative to the target amounts for performance that exceeds or misses the performance target. Accordingly, if an overall corporate performance target is exceeded, the management performance award's payout tied to that performance target is increased so that it exceeds the target amount by the same percentage as the percentage by which the performance target is exceeded. Similarly, if an overall corporate performance target is missed, the management performance award's payout tied to that performance target is decreased so that it misses the target amount by the same percentage as the percentage by which the performance target is missed. Our compensation committee initially adopted this 1x leverage curve for fiscal 2009 based, in part, on advice from our compensation consultant that less steep leverage curves were more appropriate when performance targets are more unpredictable and volatile, as they are in uncertain economic times, and decided to retain it for fiscal 2010 based on the same rationale. In any event, the payouts of these components may not exceed twice the target amount corresponding to the applicable component and, regardless of the amount determined by these formulas, our compensation committee may use its negative discretion to reduce or eliminate the amount actually paid out under these components of the management performance awards.

        The performance targets established by our compensation committee for the components of these management performance awards tied to individual goals are based on a scoring system developed by our compensation committee with advice from Semler Brossy. Like the component of the management performance awards based upon overall corporate performance, the component based on subjective individual goals uses the 1x leverage curve described above to adjust the award's payout relative to the target amount for performance that exceeds or misses the performance target. In any event, the payout under the component based on subjective individual goals may not exceed 120% of the target amount for this component and, regardless of the amount determined by this formula, our compensation committee may use its negative discretion to reduce or eliminate the amount actually paid out under this component of the management performance awards.

        Each year, the compensation committee must determine and certify in writing (1) the extent to which each of our executive officers has achieved the applicable prior fiscal year's performance targets, and (2) the appropriate amount, if any, to be paid with respect to such executive officer's management performance award. The committee determines this amount after reviewing our performance and the performance of the executive officer. Even if certain performance targets are achieved, the committee may exercise its negative discretion to reduce the payment made under a performance award.

        On February 28, 2011, our compensation committee certified and determined the amounts payable to our named executive officers with respect to the management performance awards for fiscal 2010, and these amounts are reported in the Summary Compensation Table for Fiscal 2010 and the Transition Period under the heading "Non-Equity Incentive Plan Compensation." The amounts payable under each of the three components of these management performance awards were determined as follows:

  •
  Component tied to our net revenue.  Our net revenue for fiscal 2010 was 13.5% below our named executive officers' performance target for our net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) of $325 million. Accordingly, applying the 1x leverage curve, the formula amount determined for the net revenue component of the management performance awards granted to our named executive officers for fiscal 2010 performance equaled the target amount for this component reduced by 13.5% of this target amount. The committee did not exercise any negative discretion with respect to this component of these management performance awards, so the actual amount paid with respect to this component to our named executive officers was the same as the formula amount just described.

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  Component tied to earnings before interest and taxes.  Our earnings before interest and taxes for fiscal 2010 were 47.5% below our named executive officers' performance target for our earnings before interest and taxes (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) of $37.8 million. Accordingly, applying the 1x leverage curve, the formula amount determined for the net revenue component of the management performance awards granted to our named executive officers for fiscal 2010 performance equaled the target amount for this component reduced by 47.5% of this target amount. The committee did not exercise any negative discretion with respect to this component of these management performance awards, so the actual amount paid with respect to this component to our named executive officers was the same as the formula amount just described.

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  Component tied to individual performance goals.  The respective target amounts payable to our named executive officers under the component of their management performance awards for fiscal 2010 performance based on subjective individual goals were as follows: for Mr. Maleh, $240,000; for Mr. Mackie, $75,000; for Dr. Noether, $180,000; and for Mr. Lowenstein, $120,000. After our compensation committee completed its overall assessment of each named executive officer's fiscal 2010 performance relative to his or her subjective individual goals, our named executive officers proposed that the amount actually paid to them with respect to this component of their cash management performance awards for fiscal 2010 performance be reduced due to fiscal constraints, general economic conditions and the desire to preserve shareholder value. As a result, our compensation committee exercised its discretion to reduce the aggregate amount otherwise payable to our named executive officers with respect to this component (based on the committee's overall assessment of each named executive officer's fiscal 2010 performance relative to his or her subjective individual goals) by over 66%.

        Accordingly, each of our named executive officers was awarded the following approximate percentage of the overall target amount of his or her cash management performance award for fiscal 2010 performance: for Mr. Maleh, 56.3%; for Mr. Mackie, 60.0%; for Dr. Noether, 58.3%; and for Mr. Lowenstein, 68.8%.

        The payment of management performance awards under our 2007 cash incentive plan is generally made shortly following the certification mentioned above. We have been advised that the components of these management performance awards tied to our overall corporate performance qualify as "performance-based compensation" under section 162(m) of the Internal Revenue Code, which preserves the deductibility of the payments made under them. The component tied to individual performance goals is not intended to qualify as performance-based compensation and is thus subject to section 162(m)'s deductibility limitations. We can only grant performance-based annual incentive awards under our 2007 cash incentive plan to employees and, to receive payment under such an award, the recipient must be an employee on the last day of the period over which his or her performance targets are being measured, unless our compensation committee exercises its discretion to make prorated payments to former or retired employees or to a deceased employee's estate. All of our named executive officers were employed by us on November 27, 2010, the last day of our fiscal 2010 management performance award period.

        In determining the performance-based annual incentive compensation of our named executive officers based on fiscal 2011 performance, our compensation committee has made two structural changes to the cash management performance awards granted to our named executive officers under our 2007 cash incentive plan compared to the awards for fiscal 2010 performance described above. First, the committee has eliminated the component based on the achievement of subjective individual goals from the award for fiscal 2011 performance granted to our president and chief executive officer, Mr. Maleh, to facilitate the deductibility of any amount actually paid under this award. Accordingly, 100% of this award's target payment amount will be tied to financial metrics—specifically, 50% of this target payment amount will be tied to our net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) and 50% of this target payment amount will be tied to our earnings before interest and taxes (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee). The cash management performance awards for fiscal 2011 performance granted to our named executive officers other than Mr. Maleh will continue to have 30% of their respective target payment amounts tied to the achievement of subjective individual goals. Second, our executive vice president and chief strategy officer, Mr. Lowenstein, will have the opportunity to receive a supplemental payment under the cash management performance award granted to him for fiscal 2011 performance that will be based on the revenue generated by us from his key clients. Like all amounts payable under the cash management performance awards granted to our named executive officers for fiscal 2011 performance, the amount actually payable with respect to this supplemental portion of Mr. Lowenstein's award will be subject to reduction or elimination as determined by our compensation committee in its discretion. Our compensation committee feels that adding this supplemental performance-based annual incentive compensation to the components of the cash management performance award granted to Mr. Lowenstein based on our net revenue and earnings before interest and taxes, and on his achievement of subjective individual goals, appropriately reflects his roles as an executive officer and as a generator of engagements for us.

        Long-term equity incentive compensation.    In fiscal 2010 and the transition period, the compensation we paid our named executive officers included long-term equity incentive compensation. We believe that long-term equity compensation is an important component of our compensation program because it promotes the long-term retention of our key employees, motivates high levels of performance, and recognizes our key employees' contributions to our success. In addition, equity compensation aligns the long-term interests of our management and our shareholders. We recognize that we conduct our business in an increasingly competitive environment. In order to remain competitive, we must employ top-flight key employees who have abundant talent and demonstrated skills and experience, and we believe that long-term equity compensation may give us an advantage in attracting and retaining such employees.

        We grant long-term equity incentive compensation to our named executive officers and other key employees under our 2006 equity incentive plan, which was adopted by our shareholders in April 2006, and our long-term incentive program, which our compensation committee adopted in fiscal 2009 to create a framework for grants made under our 2006 equity incentive plan, both of which are discussed in more detail below.

  2006 equity incentive plan.

        Our 2006 equity incentive plan plays an important role in our long-term equity executive officer compensation package. The plan allows us to compensate our named executive officers and other employees who are expected to make important contributions to our success with a variety of long-term equity-based awards based on our common stock, including stock options, shares of restricted stock, restricted stock units and performance restricted stock units. Grants under our 2006 equity incentive plan generally vest over a four-year or longer time period, which promotes the long-term retention of our key employees.

        Specifically, our 2006 equity incentive plan provides for the following types of long-term equity awards:

  •
  options to purchase shares of our common stock intended to qualify as "incentive stock options," as defined in section 422 of the Internal Revenue Code;

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  nonqualified options, which do not qualify as incentive stock options;

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  restricted stock awards consisting of shares of our common stock subject to restrictions;

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  restricted stock unit awards consisting of the contractual right to receive shares of our common stock in the future contingent on the completion of service and/or the achievement of performance or other objectives;

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  performance awards consisting of the right to receive payment of cash and/or shares of our common stock on the achievement of predetermined performance targets; and

  •
  other stock-based awards in the form of stock purchase rights, shares of our common stock, and awards valued in whole or in part by or otherwise based on our common stock.

        Prior to fiscal 2010, the awards granted to our executive officers under the 2006 equity incentive plan have primarily taken the form of either stock options or restricted stock:

  •
  Stock options.  Stock options granted under our 2006 equity incentive plan may vest upon the passage of time and continued employment. This vesting occurs over four years, typically in equal annual installments beginning on the first anniversary of the date of grant. Stock options granted under our 2006 equity incentive plan have a seven-year term. Stock options granted under our 2006 equity incentive plan are not subject to the deductibility limitations of section 162(m) of the Internal Revenue Code because the plan was approved by our shareholders and all stock options granted under it are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Option repricing is not permitted under our 2006 equity incentive plan.

  •
  Restricted stock.  Shares of restricted stock awarded under our 2006 equity incentive plan may vest on the basis of the passage of time and continued employment. This vesting occurs over four years, typically in equal annual installments beginning on the first anniversary of the date of grant. Recipients of restricted stock awards may receive dividends on and may vote the shares subject to the awards. Unvested shares of restricted stock may not be sold or otherwise transferred. Shares of restricted stock granted under our 2006 equity incentive plan are subject to the deductibility limitations of section 162(m) of the Internal Revenue Code, unless the shares are specifically granted in satisfaction of a performance award granted under our 2007 cash incentive plan.

        On February 23, 2010, our compensation committee approved grants to each of our named executive officers of shares of restricted stock under our 2006 equity incentive plan in satisfaction of the equity portion of management performance awards granted to our named executive officers for fiscal 2009 performance under our 2007 cash incentive plan. These grants are reported in the Grants of Plan-Based Awards for Fiscal 2010 and the Transition Period table below under the heading "All Other Stock Awards: Number of Shares of Stock or Units."

  Long-term incentive program.

        In 2009, our compensation committee approved our long-term incentive program, which sets a framework for how the committee intends to grant equity awards under our 2006 equity incentive plan to our named executive officers and certain other key employees. As described in more detail below, grants under our the long-term incentive program are comprised of the following types of long-term incentive vehicles in the following proportions: 30% stock options, 30% time-vested restricted stock units, and 40% performance-vested restricted stock units. These equity vehicles are designed to work together to achieve the primary objectives of the program, namely to:

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  directly align a significant portion of the total compensation of our key revenue generators and senior leaders with the delivery of future value to our shareholders;

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  focus our key revenue generators and senior leaders on performance by directly linking their compensation to the achievement of predetermined performance goals and shareholder returns;

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  provide a competitive compensation program that has significant retention value to motivate our key revenue generators and senior leaders to stay with us; and

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  promote top line and bottom line growth.

        The equity incentive vehicles that comprise the grants made under our long-term incentive program have the following features:

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  Stock options.  Thirty percent of each award granted under our long-term incentive program consists of stock options granted under our 2006 equity incentive plan. These options vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Like all stock options granted under our 2006 equity incentive plan, stock options granted under our long-term incentive program have a seven-year term, are granted with an exercise price equal to the fair market value of our common stock on the date of grant, are not subject to repricing and are not subject to the deductibility limitations of section 162(m) of the Internal Revenue Code. Stock options motivate our named executive officers to increase shareholder value, while providing long-term retention value through vesting.

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  Time-vested restricted stock units.  Thirty percent of each award granted under our long-term incentive program consists of time-vested restricted stock units, measured in shares of our common stock, granted under our 2006 equity incentive plan. These units vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Vested restricted stock units are payable, at our election, in either cash, shares of our common stock or any combination of the two. Like restricted stock, time-vested restricted stock units granted under our long-term incentive program are subject to the deductibility limitations of section 162(m). Because the value of time-vested restricted stock units are directly based on the value of our common stock, these units directly align the interests of our named executive officers and our shareholders. The vesting applicable to these units provides long-term retention value, even in circumstances where stock options granted on the same date may not if our stock price has dropped below the exercise price of the stock options.

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  Performance-vested restricted stock units.  Forty percent of each award granted under our long-term incentive program consists of performance-vested restricted stock units, measured in shares of our common stock, granted under our 2006 equity incentive plan. Each performance-vested restricted stock unit award granted under our long-term incentive program vests if and to the extent certain performance objectives are achieved in the applicable performance period. These performance objectives are based on non-GAAP financial measures of our average operating margin (including acquisitions and divestitures) and our net revenue growth (excluding acquisitions and divestitures). These awards provide for threshold, target and maximum payouts, and vest only if our performance over the performance period is sufficient to trigger at least the threshold payout under the award. We have been advised that these performance-based restricted stock unit awards qualify as "performance-based compensation" under section 162(m) of the Internal Revenue Code, and are thus not subject to that section's deductibility limitations. These awards, if they vest, are payable in cash, shares of our common stock, or a combination of the two, at our election. After the numbers of shares of our common stock issuable under these awards have been finally determined by our compensation committee, any such shares issued will vest as follows: 25% on the date of such determination, and 25% on each of the second, third and fourth anniversaries of the date of grant of the underlying performance-based restricted stock unit award. These awards allow us to provide longer-term compensation that motivates our named executive officers to increase our profitability and our growth, and to increase shareholder value.

        On November 8, 2010, our compensation committee determined the awards to be made to our named executive officers, and certain other key employees, in fiscal 2010 under our long-term incentive program. In setting the amount of long-term equity compensation for each named executive officer, the committee took into account the role, performance and overall compensation package of the named executive officer, as well as the equity-based compensation levels of his or her peers at other similar companies. The aggregate number of shares underlying stock options, time-vested restricted stock units measured in shares of our common stock and performance-vested restricted stock units measured in shares of our common stock (assuming the target amounts vest) underlying the awards made on that date to each of our named executive officers were as follows: for Mr. Maleh, 43,136; for Mr. Mackie, 16,176; for Dr. Noether, 26,959; and for Mr. Lowenstein, 16,176. The grant-date fair market values of these awards are set forth in the Grants of Plan-Based Awards for Fiscal 2010 and the Transition Period table under the heading "Grant Date Fair Value." Like all awards under our long-term incentive program, these awards consist of 30% stock options, 30% time-vested restricted stock units and 40% performance-based restricted stock units. The performance criteria underlying these performance-based restricted stock unit awards are based on non-GAAP financial metrics relating to our net revenue growth and operating margin, and the maximum payout under each of these performance-based restricted stock unit awards is capped at 125% of the award's target payout. Accordingly, these performance-vested restricted stock unit awards serve to align pay and performance, and to motivate our named executive officers to increase our growth and profitability, and thus our shareholder value.

  Share Retention and Ownership Requirements.

        The equity awards granted to our named executive officers under our long-term incentive program in and after fiscal 2010 are subject to share ownership requirements and retention requirements to further promote the long-term nature of the program. The share ownership guideline for each named executive officer is equal to his or her base salary, except for our chief executive officer, whose share ownership guideline is three times his base salary. The equity awards that count towards our named executive officer's share ownership guideline are all vested time-vested restricted stock units, vested performance-vested restricted stock units and vested stock options (based upon their Black-Scholes value) granted under our long-term incentive program. Until a named executive officer has met his or her share ownership guideline, he or she may not transfer any after-tax shares of our common stock issued under time-vested restricted stock units or performance-vested restricted stock unit awards granted under our long-term incentive program, and must retain 40% of all such after-tax shares until his or her employment with us ends. In addition, each named executive officer may not exercise any stock options granted to the named executive officer under our long-term incentive program until the named executive officer has met his or her stock ownership guideline, unless the stock option is in the last year of its term. There is no limitation on a named executive officer's ability to exercise stock options after his or her share ownership guideline is met.

  Practices regarding the grant of equity awards.

        Our compensation committee has generally followed a practice of making all equity awards to our executive officers on a single date each year. This year, the committee authorized the awards made in fiscal 2010 on November 8, 2010. We do not otherwise have any program, plan or practice related to the timing of the granting of equity awards to our executive officers as it relates to the release of material non-public information.

        All equity awards made to our executive officers, or to any of our other employees or directors, are made pursuant to our 2006 equity incentive plan. All stock options under this plan are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the plan to be the closing price per share on the applicable date as reported by a nationally recognized stock exchange. In connection with inducement grants made to new hires, which are made outside of the 2006 equity incentive plan, we have at times granted options at a strike price significantly above the then current fair market value of our common stock, as an incentive for these new hires to participate only in very significant increases in our overall stock value. We do not otherwise have any program, plan or practice of awarding stock options or setting the exercise price of stock options based on the stock's price on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices (or lowest prices) of our common stock over a period preceding, surrounding or following the grant date. While our compensation committee's charter permits the committee to delegate its authority to grant equity awards in certain circumstances, all grants to employees are currently made by the committee itself and not pursuant to any delegated authority.

        Perquisites and other compensation.    Our named executive officers have typically received modest perquisites and other compensation paid by us—mainly parking, contributions to our 401(k) savings and retirement plan, group term life insurance, and reimbursement for certain health and dental premiums and expenses. The committee believes these perquisites and other compensation are consistent with our overall policy of providing competitive compensation to attract and retain our executives and employees.

        Employment agreements.    We have an employment agreement with Mr. Mackie that is described in the section of this proxy statement entitled "Potential payments upon termination or change in control" below. Mr. Mackie's employment agreement provides for certain payments upon his termination upon a change of control, as described in that section. Our other executive officers do not have employment agreements, other than our standard employee agreements related to confidentiality, non-competition and non-solicitation. As described in the section entitled "Potential payments upon termination or change in control" below, a change of control may also trigger payments to our executive officers under our 2007 cash incentive plan, and an executive officer's death or disability may trigger acceleration of certain equity awards granted to the executive officer under our 2006 equity incentive plan, pursuant to the applicable award agreement.

        401(k) savings plan.    Under our 401(k) savings plan, a tax-qualified retirement savings plan, participating employees, including our named executive officers, may contribute up to 80% of regular earnings on a before-tax basis, up to the applicable calendar year limit, which was $16,500 in calendar year 2010, into their 401(k) plan accounts. Participants age 50 and over may also contribute catch-up contributions of up to $5,000 per year. In addition, under the 401(k) plan, we match an amount equal to fifty cents for each dollar contributed by participating employees on the first 6% of their regular earnings up to a maximum amount. This maximum matching amount was $7,350 in calendar year 2010. Amounts held in 401(k) plan accounts on behalf of an employee may not be withdrawn prior to the employee's termination of employment, total and permanent disability, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the Internal Revenue Service. We maintain the 401(k) plan because we wish to encourage our employees to save some percentage of their cash compensation for their retirement. The 401(k) plan permits employees to make such savings in a manner that is relatively tax efficient.

        Policy on deductibility of compensation.    Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer, at the end of any fiscal year, unless the compensation is "performance-based compensation." The extent to which the various forms of compensation granted to our named executive officers for and in fiscal 2010 are subject to section 162(m)'s limitation on deductibility is discussed above. Our policy with respect to section 162(m) is to make a reasonable effort to cause compensation to be deductible by us while simultaneously providing our executive officers with appropriate rewards for their performance. Because of this limitation, in fiscal 2006, we were unable to deduct all of the compensation paid to our executive officers. As a result, in fiscal 2007, we adopted, and our shareholders approved, our 2007 cash incentive plan. The cash incentive plan enables us to compensate our executive officers with performance awards designed to be treated as "performance-based compensation" under section 162(m). In addition, the performance-vested restricted stock units granted under our long-term incentive program and 2006 equity incentive plan are also designed to be treated as "performance-based compensation" under section 162(m). Our compensation committee may, in its discretion, defer compensation that would not be deductible under section 162(m) and may decide to make payments to our named executive officers that are not fully deductible because of the section 162(m) limitation.

 Compensation committee report

        The compensation committee has reviewed and discussed with management the contents of the compensation discussion and analysis set forth above. Based on its review and discussion, the committee recommended to our board of directors that the above compensation discussion and analysis be included in this proxy statement and incorporated by reference into our annual report on form 10-K for the year ended November 27, 2010, and the five weeks ended January 1, 2011.

                      The compensation committee

                      William T. Schleyer (Chair)
                      Rowland T. Moriarty
                      Thomas S. Robertson

Executive compensation

        Summary compensation.    The following table provides a summary of all compensation earned with respect to fiscal 2010 and the transition period by Paul A. Maleh, our president and chief executive officer; Wayne D. Mackie, our executive vice president, treasurer and chief financial officer; and the two persons other than our chief executive officer and chief financial officer who served as executive officers during fiscal 2010 and the transition period, Monica G. Noether, our executive vice president and chief operating officer, and Arnold J. Lowenstein, our executive vice president and chief strategy officer. The persons listed in this table are referred to as our "named executive officers." The transition period is referred to as the year "2010T" in the table below.

Summary Compensation Table for Fiscal 2010 and the Transition Period

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)

Paul A. Maleh	2010T	48,077	—	—	—	—	60	48,137
President, chief	2010	500,000	—	955,541	183,444	450,000	20,644	2,109,629
executive officer and	2009	450,000	—	70,691	—	403,500	15,940	940,131
director	2008	382,211	293,453	1,012,994	—	56,547	22,439	1,767,644
Wayne D. Mackie	2010T	36,058	—	—	—	—	125	36,183
Executive vice	2010	375,000	—	362,724	68,792	150,000	23,408	979,924
president, treasurer	2009	375,000	—	35,334	—	149,500	51,464	611,298
and chief financial	2008	382,211	114,658	131,502	—	35,342	30,825	694,538
officer
Monica G. Noether	2010T	43,269	—	—	—	—	60	43,329
Executive vice	2010	450,000	—	663,213	114,651	350,000	8,070	1,585,934
president and chief	2009	375,000	—	70,691	—	475,000	32,033	952,724
operating officer	2008	382,211	—	263,003	—	478,481	30,531	1,154,226
Arnold J. Lowenstein	2010T	38,462	—	—	—	—	60	38,522
Executive vice	2010	400,000	—	468,375	68,792	275,000	8,070	1,220,237
president and chief	2009	375,000	100,000	56,548	—	—	43,800	575,348
strategy officer	2008	382,211	—	263,003	—	415,000	22,107	1,082,321
(1)
For each fiscal period presented in the table, the amounts reflect the aggregate grant date fair value of grants of shares of restricted stock, time-vested restricted stock units and performance-vested restricted stock units made to each of our named executive officers under our 2006 equity incentive plan in the fiscal period. In fiscal 2008, each named executive officer was granted shares of restricted stock on February 6, 2008, in satisfaction of the equity portion of the management performance award for fiscal 2007 granted to the named executive officer under our 2007 cash incentive plan and, in addition, Mr. Maleh was granted 31,341 shares of restricted stock on October 29, 2008, in connection with his promotion to chief operating officer. In fiscal 2009, each named executive officer was granted shares of restricted stock, as determined by our compensation committee on February 24, 2009, in satisfaction of the equity portion of the management performance award for fiscal 2008 granted to the named executive officer under our 2007 cash incentive plan. In fiscal 2010, each named executive officer was granted (1) shares of restricted stock, as determined by our compensation committee on February 23, 2010, in satisfaction of the equity portion of the management performance award for fiscal 2009 granted to the named executive officer under our 2007 cash incentive plan, and (2) on November 8, 2010, time-vested restricted stock units and performance-vested restricted stock units under our long-term incentive program. The grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based upon the closing market price of our common stock on the date of grant. In addition, the grant date fair value of the performance-vested restricted stock units were computed based upon the probable outcome of the restricted stock units' performance conditions. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 12, "Share-Based Compensation," to our consolidated financial statements in our annual report on form 10-K filed with the Securities and Exchange Commission on February 10, 2011.

(2)
For each of our named executive officers, the aggregate grant date fair values of the performance-vested restricted stock units granted to the named executive officer on November 8, 2010, under our long-term incentive program and our 2006 equity incentive plan, assuming the highest level of performance is achieved, are as follows: for Mr. Maleh, $355,546; for Mr. Mackie, $133,317; for Dr. Noether, $222,187; and for Mr. Lowenstein, $133,317. The grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based upon the closing market price of our common stock on the date of grant.

(3)
Amount reflects the aggregate grant date fair value of stock options granted to each of our named executive officers on November 8, 2010, under our long-term incentive program and 2006 equity incentive plan. The grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, using the Black-Scholes option-price model based upon the following weighted average assumptions: expected life—5.0 years; expected volatility—50.78%; risk-free interest rate—1.2%; and no expected dividends. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 12, "Share-Based Compensation," to our consolidated financial statements in our annual report on form 10-K filed with the Securities and Exchange Commission on February 10, 2011.

(4)
For fiscal 2010, the amounts shown represent cash amounts earned in respect of the management performance award for fiscal 2010 performance granted to each of our named executive officers on February 23, 2010, under our 2007 cash incentive plan, as determined by our compensation committee on February 28, 2011.

(5)
For fiscal 2010, the amounts shown represent our contributions to our savings and retirement plan for fiscal 2010 on behalf of each of the named executive officers, premiums we paid for term life insurance for the benefit of our named executive officers, the perquisites and other personal benefits described in footnote (6) below with respect to fiscal 2010 and, in the case of Mr. Mackie, reimbursement for long-term disability insurance premiums. For the transition period, the amounts shown represent premiums we paid for term life insurance for the benefit of our executive officers and, in the case of Mr. Mackie, reimbursement for long-term disability insurance premiums.

(6)
For fiscal 2010, the amounts shown include the value of the following perquisites and other personal benefits paid to Mr. Maleh and Mr. Mackie: parking and reimbursement for certain health and dental premiums and expenses. For fiscal 2010, compensation in the form of perquisites and other personal benefits has been omitted for Dr. Noether and Mr. Lowenstein in the table above because the total value of all perquisites and other personal benefits paid to each of them in fiscal 2010 was less than $10,000. For the transition period, compensation in the form of perquisites and other personal benefits has been omitted for each of the named executive officers in the table above because the total value of all perquisites and other personal benefits paid to each of them in the transition period was less than $10,000.

        Plan-based awards.    Please see the section of this proxy statement entitled "Compensation discussion and analysis—Performance-based annual incentive compensation" above for the details of the grants of management performance awards for fiscal 2010 performance made to our named executive officers on February 23, 2010, under our 2007 cash incentive plan. The amounts actually earned on these awards were determined by our compensation committee on February 28, 2011, and are reported in the Summary Compensation Table for Fiscal 2010 and the Transition Period above under the heading "Non-Equity Incentive Plan Compensation." Please see the section of this proxy statement entitled "Compensation discussion and analysis—Long-term equity incentive compensation" above for the details of grants of stock options, time-vested restricted stock units and performance-vested restricted stock units made to our named executive officers on November 8, 2010, under our long-term incentive program. No plan-based award grants were made to our named executive officers in the transition period.

        The following table provides further information regarding grants of plan-based awards to our named executive officers during fiscal 2010 and the transition period.

 Grants of Plan-Based Awards for Fiscal 2010 and the Transition Period

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
				Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(6)
										Exercise or Base Price of Option Awards ($/sh)

											Grant Date Fair Value ($)(7)
Name	Grant Date (1)	Target ($)	Maximum ($)	Threshold (#)	Target ($ or #)	Maximum ($ or #)

Paul A.	2/23/2010	800,000	1,408,000	—	—	—	—		—	—	—
Maleh	2/23/2010	—	—	—	—	—	16,955	(4)	—	—	457,785
	11/8/2010	—	—	—	—	—	—		19,909	21.43	183,444
	11/8/2010	—	—	—	—	—	9,954	(5)	—	—	213,315
	11/8/2010	—	—	6,636	13,273	16,591	—		—	—	284,441

Wayne D.	2/23/2010	250,000	440,000	—	—	—	—		—	—	—
Mackie	2/23/2010	—	—	—	—	—	6,521	(4)	—	—	176,067
	11/8/2010	—	—	—	—	—	—		7,466	21.43	68,792
	11/8/2010	—	—	—	—	—	3,733	(5)	—	—	79,999
	11/8/2010	—	—	2,488	4,977	6,221	—		—	—	106,658

Monica G.	2/23/2010	600,000	1,056,000	—	—	—	—		—	—	—
Noether	2/23/2010	—	—	—	—	—	13,042	(4)	—	—	352,134
	11/8/2010	—	—	—	—	—	—		12,443	21.43	114,651
	11/8/2010	—	—	—	—	—	6,221	(5)	—	—	133,317
	11/8/2010	—	—	4,147	8,295	10,368	—		—	—	177,762

Arnold J.	2/23/2010	400,000	704,000	—	—	—	—		—	—	—
Lowenstein	2/23/2010	—	—	—	—	—	10,434	(4)	—	—	281,718
	11/8/2010	—	—	—	—	—	—		7,466	21.43	68,792
	11/8/2010	—	—	—	—	—	3,733	(5)	—	—	79,999
	11/8/2010	—	—	2,488	4,977	6,221	—		—	—	106,658

(1)
The grant date of each award of restricted stock, stock options, time-vested restricted stock units or performance-vested restricted stock units is the same as the date such award was approved by our compensation committee. None of our named executive officers paid any amount to us as consideration for any award disclosed in this table.

(2)
The amounts shown represent target and maximum cash payouts set on February 23, 2010, for management performance awards for fiscal 2010 performance granted to each of our named executive officers under our 2007 cash incentive plan. These awards do not have a threshold cash payout, and the minimum cash payout under each of these awards is $0 because no payment is guaranteed, even if the award's performance criteria are met. The amounts actually earned on these awards were determined by our compensation committee on February 28, 2011, and are reported in the Summary Compensation Table for Fiscal 2010 and the Transition Period above under the heading "Non-Equity Incentive Plan Compensation."

(3)
Amounts represent the threshold, target and maximum number of units, measured in shares of our common stock, that can vest under performance-vested restricted stock unit awards granted to each of our named executive officers under our long-term incentive program and 2006 equity incentive plan. The units underlying each of these awards will vest if, and based upon the extent to which, certain performance criteria meet or exceed specified thresholds over fiscal 2011 and, if these performance criteria do not meet or exceed these thresholds over fiscal 2011, no payment will be made in respect of the award. These awards are payable in cash or shares of our common stock at our election. After the numbers of shares of our common stock issuable under these awards have been finally determined by our compensation committee, any such shares issued will vest as follows: 25% on the date of such determination, and 25% on each of the second, third and fourth anniversaries of November 8, 2010.

(4)
Amounts represent shares of restricted stock granted under our 2006 equity incentive plan in satisfaction of the equity portion of the management performance awards for fiscal 2009 performance granted to each of our named executive officers under our 2007 cash incentive plan. These shares vest in four equal annual installments, beginning on the first anniversary of the date of grant.

(5)
Amounts represent the number of units, measured in shares of our common stock, that can vest under time-vested restricted stock unit awards granted to each of our named executive officers under our long-term incentive program and 2006 equity incentive plan. The units underlying each of these awards vest in four equal annual installments, beginning on the first anniversary of the date of grant. These awards are payable in cash or shares of our common stock at our election.

(6)
Amounts represent the number of shares of our common stock underlying stock options granted to each of our named executive officers under our long-term incentive program and 2006 equity incentive plan. Each of these options vests in four equal annual installments, beginning on the first anniversary of the date of grant.

(7)
The grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based upon the closing market price of our common stock on the date of grant. In addition, the grant date fair values of the performance-vested restricted stock unit awards were computed based upon the probable outcome of the awards' performance conditions, and the grant date fair values of stock options were estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: expected life—5 years; expected volatility—50.78%; risk-free interest rate—1.2%; and no expected dividends.

        Outstanding equity awards.    The following tables provide information regarding outstanding equity awards held by our named executive officers on November 27, 2010, and on January 1, 2011.

Outstanding Equity Awards at End of Fiscal 2010

	Option Awards					Stock Awards

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

Paul A. Maleh	—	—		—	—	2,151	(1)	46,139	—	—
	—	—		—	—	3,192	(2)	68,469	—	—
	—	—		—	—	31,341	(3)	672,265	—	—
	—	—		—	—	2,355	(4)	50,515	—	—
	—	—		—	—	16,955	(5)	363,685	—	—
	1,880	—		22.81	6/5/2013	—		—	—	—
	4,620	—		22.81	6/5/2013	—		—	—	—
	15,000	—		32.26	5/10/2014	—		—	—	—
	10,492	—		50.09	4/1/2015	—		—	—	—
	4,508	—		50.09	4/1/2015	—		—	—	—
	—	19,909	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	9,954	(6)	213,514	—	—
	—	—		—	—	—		—	16,591	355,877

Wayne D. Mackie	—	—		—	—	956	(1)	20,507	—	—
	—	—		—	—	1,596	(2)	34,235	—	—
	—	—		—	—	1,177	(4)	25,247	—	—
	—	—		—	—	6,521	(5)	139,876	—	—
	9,716	—		41.16	10/5/2015	—		—	—	—
	15,284	—		41.16	10/5/2015	—		—	—	—
	—	7,466	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	3,733	(6)	80,073	—	—
	—	—		—	—	—		—	6,221	133,441

Monica G. Noether	—	—		—	—	1,673	(1)	35,886	—	—
	—	—		—	—	3,192	(2)	68,469	—	—
	—	—		—	—	2,355	(4)	50,515	—	—
	—	—		—	—	13,042	(5)	279,751	—	—
	1,701	—		13.75	5/30/2012	—		—	—	—
	7,500	—		22.81	6/5/2013	—		—	—	—
	1,353	—		32.26	5/10/2014	—		—	—	—
	8,647	—		32.26	5/10/2014	—		—	—	—
	6,276	—		50.09	4/1/2015	—		—	—	—
	3,724	—		50.09	4/1/2015	—		—	—	—
	—	12,443	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	6,221	(6)	133,441	—	—
	—	—		—	—	—		—	10,368	222,394

Arnold J. Lowenstein	—	—		—	—	1,673	(1)	35,886	—	—
	—	—		—	—	3,192	(2)	68,469	—	—
	—	—		—	—	1,884	(4)	40,412	—	—
	—	—		—	—	10,434	(5)	223,810	—	—
	14,784	—		14.03	6/1/2011	—		—	—	—
	11,993	—		22.81	6/5/2013	—		—	—	—
	6,507	—		22.81	6/5/2013	—		—	—	—
	10,000	—		32.26	5/10/2014	—		—	—	—
	2,500	—		50.09	4/1/2015	—		—	—	—
	2,500	—		50.09	4/1/2015	—		—	—	—
	—	7,466	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	3,733	(6)	80,073	—	—
	—	—		—	—	—		—	6,221	133,441

(1)
Vests on February 16, 2011.

(2)
Vests in two equal annual installments beginning on February 6, 2011.

(3)
Vests in two equal installments on October 29, 2011, and October 29, 2012.

(4)
Vests in three equal annual installments beginning on February 24, 2011.

(5)
Vests in four equal annual installments beginning on February 23, 2011.

(6)
Vests in four equal annual installments beginning on November 8, 2011.

(7)
The market values of these unvested shares of restricted stock, unvested time-vested restricted stock units and unvested performance-vested restricted stock units are based on the closing market price of our common stock on November 26, 2010, the last trading date of fiscal 2010, of $21.45. In addition, the market values of the performance-vested restricted stock unit awards were computed based upon the highest performance being achieved under the awards' performance conditions.

(8)
Amounts represent the maximum number of units, measured in shares of our common stock, that can vest under performance-vested restricted stock unit awards granted to each of our named executive officers under our long-term incentive program and 2006 equity incentive plan. The units underlying each of these awards will vest if, and based upon the extent to which, certain performance criteria meet or exceed specified thresholds over fiscal 2011 and, if these performance criteria do not meet or exceed these thresholds over fiscal 2011, no payment will be made in respect of the award. These awards are payable in cash or shares of our common stock at our election. After the numbers of shares of our common stock issuable under these awards have been finally determined by our compensation committee, any such shares issued will vest as follows: 25% on the date of such determination, and 25% on each of the second, third and fourth anniversaries of November 8, 2010.

Outstanding Equity Awards at End of the Transition Period

	Option Awards					Stock Awards

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

Paul A. Maleh	—	—		—	—	2,151	(1)	50,571	—	—
	—	—		—	—	3,192	(2)	75,044	—	—
	—	—		—	—	31,341	(3)	736,827	—	—
	—	—		—	—	2,355	(4)	55,367	—	—
	—	—		—	—	16,955	(5)	398,613	—	—
	1,880	—		22.81	6/5/2013	—		—	—	—
	4,620	—		22.81	6/5/2013	—		—	—	—
	15,000	—		32.26	5/10/2014	—		—	—	—
	10,492	—		50.09	4/1/2015	—		—	—	—
	4,508	—		50.09	4/1/2015	—		—	—	—
	—	19,909	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	9,954	(6)	234,019	—	—
	—	—		—	—	—		—	16,591	390,055

Wayne D. Mackie	—	—		—	—	956	(1)	22,476	—	—
	—	—		—	—	1,596	(2)	37,522	—	—
	—	—		—	—	1,177	(4)	27,672	—	—
	—	—		—	—	6,521	(5)	153,309	—	—
	9,716	—		41.16	10/5/2015	—		—	—	—
	15,284	—		41.16	10/5/2015	—		—	—	—
	—	7,466	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	3,733	(6)	87,763	—	—
	—	—		—	—	—		—	6,221	146,256

Monica G. Noether	—	—		—	—	1,673	(1)	39,333	—	—
	—	—		—	—	3,192	(2)	75,044	—	—
	—	—		—	—	2,355	(4)	55,367	—	—
	—	—		—	—	13,042	(5)	306,618	—	—
	1,701	—		13.75	5/30/2012	—		—	—	—
	7,500	—		22.81	6/5/2013	—		—	—	—
	1,353	—		32.26	5/10/2014	—		—	—	—
	8,647	—		32.26	5/10/2014	—		—	—	—
	6,276	—		50.09	4/1/2015	—		—	—	—
	3,724	—		50.09	4/1/2015	—		—	—	—
	—	12,443	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	6,221	(6)	146,256	—	—
	—	—		—	—	—		—	10,368	243,752

Arnold J. Lowenstein	—	—		—	—	1,673	(1)	39,333	—	—
	—	—		—	—	3,192	(2)	75,044	—	—
	—	—		—	—	1,884	(4)	44,293	—	—
	—	—		—	—	10,434	(5)	245,304	—	—
	14,784	—		14.03	6/1/2011	—		—	—	—
	11,993	—		22.81	6/5/2013	—		—	—	—
	6,507	—		22.81	6/5/2013	—		—	—	—
	10,000	—		32.26	5/10/2014	—		—	—	—
	2,500	—		50.09	4/1/2015	—		—	—	—
	2,500	—		50.09	4/1/2015	—		—	—	—
	—	7,466	(6)	21.43	11/8/2017	—		—	—	—
	—	—		—	—	3,733	(6)	87,763	—	—
	—	—		—	—	—		—	6,221	146,256

(1)
Vests on February 16, 2011.

(2)
Vests in two equal annual installments beginning on February 6, 2011.

(3)
Vests in two equal installments on October 29, 2011, and October 29, 2012.

(4)
Vests in three equal annual installments beginning on February 24, 2011.

(5)
Vests in four equal annual installments beginning on February 23, 2011.

(6)
Vests in four equal annual installments beginning on November 8, 2011.

(7)
The market values of these unvested shares of restricted stock, unvested time-vested restricted stock units and unvested performance-vested restricted stock units are based on the closing market price of our common stock on December 31, 2010, the last trading date of the transition period, of $23.51. In addition, the market values of the performance-vested restricted stock unit awards were computed based upon the highest performance being achieved under the awards' performance conditions.

(8)
Amounts represent the maximum number of units, measured in shares of our common stock, that can vest under performance-vested restricted stock unit awards granted to each of our named executive officers under our long-term incentive program and 2006 equity incentive plan. The units underlying each of these awards will vest if, and based upon the extent to which, certain performance criteria meet or exceed specified thresholds over fiscal 2011 and, if these performance criteria do not meet or exceed these thresholds over fiscal 2011, no payment will be made in respect of the award. These awards are payable in cash or shares of our common stock at our election. After the numbers of shares of our common stock issuable under these awards have been finally determined by our compensation committee, any such shares issued will vest as follows: 25% on the date of such determination, and 25% on each of the second, third and fourth anniversaries of November 8, 2010.

        Option exercises and vesting of stock.    The following table provides information regarding the exercise of stock options by our named executive officers and the vesting of their restricted stock awards during fiscal 2010 and the transition period.

Option Exercises and Stock Vested during Fiscal 2010 and the Transition Period

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Paul A. Maleh	—		—	6,389	163,425

Wayne D. Mackie	—		—	2,146	56,530

Monica G. Noether	—		—	5,291	136,343

Arnold J. Lowenstein	7,000	(1)	39,480	5,134	132,069

(1)
The value realized upon exercise is based upon the difference between the market price of our common stock on the date of exercise, $19.67, and the exercise price of the exercised options, $14.03.

(2)
The value realized on the vesting of shares of restricted stock is based on the following closing market prices of our common stock on the dates of vesting applicable to these shares of restricted stock or, where applicable, the last trading date before the vesting date: $26.56 on February 5, 2010, $25.80 on February 16, 2010, $27.22 on February 24, 2010, and $23.79 on April 21, 2010.

        Potential payments upon termination or change in control.    The agreements described below provide for payments to the applicable named executive officer, as well as the acceleration of the vesting of certain equity awards held by the named executive officer, in the event that the named executive officer's employment with us is terminated in certain circumstances or that we undergo a change in control.

        Letter Agreement with Mr. Mackie.    We entered into a letter agreement with Mr. Mackie when he joined us on July 1, 2005. If Mr. Mackie's employment is terminated in connection with a "change of control," the agreement provides Mr. Mackie with a prorated portion of his target bonus for the year, one year's salary and full vesting of all stock options that have been awarded to him.

        Under this letter agreement, a "change of control" is deemed to occur if: (1) we consummate a consolidation or merger where we are not the continuing or surviving corporation or our common stock is converted into cash, securities or other property, unless our shareholders immediately prior to the merger or consolidation have a majority of the combined voting power of the continuing or surviving corporation immediately after the merger, (2) we consummate any sale, lease, exchange or other transfer of all, or substantially all, of our assets, (3) our shareholders approve our complete liquidation or dissolution, (4) any person becomes the beneficial owner of securities representing a majority of the combined voting power of our then outstanding securities, or (5) during any year, individuals who at the beginning of such year constitute our entire board of directors shall cease for any reason to constitute a majority of our board of directors unless the election, or the nomination for election by our shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year.

        2007 Cash Incentive Plan.    As discussed in the sections of this proxy statement entitled "Compensation discussion and analysis" and "Executive compensation—Plan-based awards" above, in fiscal 2010, each of our named executive officers was awarded a management performance award for fiscal 2010 performance under our 2007 cash incentive plan. Under this plan, upon the occurrence of a "change of control," each of these awards is paid out as if the effective date of the change of control were the last day of the applicable performance period and all performance goals had been attained, unless provision is made in connection with the change of control for (1) the assumption of all previously granted awards or (2) the substitution of such performance awards with commensurate new awards covering stock of the successor corporation or its parent or subsidiary.

        Under our 2007 cash incentive plan, "change of control" means (1) we merge with or into or consolidate with another corporation, unless our outstanding voting securities immediately prior to the change of control continue to represent, either by remaining outstanding or conversion into voting securities of the entity surviving the change of control, at least 50% of our combined voting power or of the combined voting power of the entity surviving the change of control; or (2) we liquidate or sell substantially all of our assets.

        Restricted Stock and Restricted Stock Unit Agreements.    As discussed in the sections of this proxy statement entitled "Executive compensation—Plan-based awards" and "Executive compensation—Outstanding equity awards" above, as of the last business days of fiscal 2010 and the transition period, each of our named executive officers held unvested shares of restricted stock and unvested time-vested restricted stock units issued to them under our 2006 equity incentive plan and, in some cases, our long-term incentive program. Each of these grants is subject to a restricted stock agreement or a restricted stock unit agreement, as applicable. Each of these agreements provide for the full vesting of all unvested shares or units subject to the agreement on the applicable named executive officer's death or termination of providing services for us due to "disability." The agreements define "disability" to be any condition, arising by reason of ill health or otherwise, on account of which the named executive officer shall become unable to perform services for us as an employee or independent contractor for a period of six consecutive months, unless we determine that the named executive officer is competing with us.

        Performance Restricted Stock Unit Agreements.    As discussed in the sections of this proxy statement entitled "Executive compensation—Plan-based awards" and "Executive compensation—Outstanding equity awards" above, as of the last business days of fiscal 2010 and the transition period, each of our named executive officers held unvested performance-vested restricted stock units issued to them under our 2006 equity incentive plan and our long-term incentive program. Each of these grants is subject to a performance restricted stock agreement that provides for partial vesting of unvested units subject to the agreement on the named executive officer's death or termination of service to us due to disability. This partial vesting is determined by prorating the target payout under the performance-vested restricted stock unit award based on the relative length of the period between the award's date of grant and the date of the named executive officer's death or disability compared to the length of the award's performance period.

        The table below summarizes the payments that our named executive officers would receive, as well as the value of the acceleration of the vesting of equity awards held by them, under the agreements described above in connection with certain hypothetical terminations or changes in control as of November 26, 2010, the last business day of fiscal 2010, and as of December 31, 2010, the last business day of the transition period. This table assumes that the hypothetical change in control would be a "change of control" for purposes of the letter agreement with Mr. Mackie and our 2007 cash incentive plan, that management performance awards would not be assumed or substituted for in the change in control, and that, unless expressly indicated, our named executive officers would not be terminated in connection with the change in control. This table also assumes that the hypothetical disability would be a "disability" for purposes of our restricted stock agreements, restricted stock unit agreements and performance restricted stock unit agreements.

Potential Payments Upon Termination or Change in Control as of 11/26/2010 and 12/31/2010

	Assumed Date of Triggering Event	Base Salary ($)	Management Performance Award ($)(1)	Stock Options ($)(2)	Restricted Stock ($)(3)	Restricted Stock Units ($)(4)	Performance Restricted Stock Units ($)(5)	Total Payment in Termination or Change in Control ($)

Paul A. Maleh
Change in Control	11/26/2010	—	800,000	—	—	—	—	800,000
Change in Control	12/31/2010	—	800,000	—	—	—	—	800,000
Death/Disability	11/26/2010	—	—	—	1,201,071	213,514	14,236	1,428,821
Death/Disability	12/31/2010	—	—	—	1,316,419	234,019	45,941	1,596,379

Wayne D. Mackie
Change in Control	11/26/2010	—	250,000	—	—	—	—	250,000
Change in Control	12/31/2010	—	250,000	—	—	—	—	250,000
Terminated in Change in Control	11/26/2010	375,000	250,000	150	—	—	—	625,150
Terminated in Change in Control	12/31/2010	375,000	250,000	15,530	—	—	—	640,530
Death/Disability	11/26/2010	—	—	—	219,863	80,073	5,338	305,274
Death/Disability	12/31/2010	—	—	—	240,978	87,763	17,227	345,968

Monica G. Noether
Change in Control	11/26/2010	—	600,000	—	—	—	—	600,000
Change in Control	12/31/2010	—	600,000	—	—	—	—	600,000
Death/Disability	11/26/2010	—	—	—	434,620	133,441	8,897	576,958
Death/Disability	12/31/2010	—	—	—	476,360	146,256	28,711	651,327

Arnold J. Lowenstein
Change in Control	11/26/2010	—	400,000	—	—	—	—	400,000
Change in Control	12/31/2010	—	400,000	—	—	—	—	400,000
Death/Disability	11/26/2010	—	—	—	368,575	80,073	5,338	453,986
Death/Disability	12/31/2010	—	—	—	403,972	87,763	17,227	508,962

(1)
Amounts represent target payouts under management performance awards for fiscal 2010 performance granted to each of our named executive officers on February 23, 2010. The amounts actually earned on these awards were determined by our compensation committee on February 28, 2011, and are reported in the Summary Compensation Table for Fiscal 2010 and the Transition Period above under the heading "Non-Equity Incentive Plan Compensation."

(2)
Amounts represent the value of full acceleration of vesting of stock options, with an exercise price of $21.43 per share, that were granted to Mr. Mackie under long-term incentive program and our 2006 equity incentive plan and that were unvested as of the last business days of fiscal 2010 and the transition period, respectively. The value of this acceleration was determined based upon the spread value of these options and the closing market prices of our common stock of $21.45 on November 26, 2010, and $23.51 on December 31, 2010.

(3)
Amounts represent the value of the full acceleration of vesting of shares of restricted stock that were granted to each of our named executive officers under our 2006 equity incentive plan and, in some cases, our long-term incentive program and that were unvested as of the last business days of fiscal 2010 and the transition period, respectively. The value of this acceleration was determined based on the closing market prices of our common stock of $21.45 on November 26, 2010, and $23.51 on December 31, 2010.

(4)
Amounts represent the value of the full acceleration of vesting of time-vested restricted stock units that were granted to each of our named executive officers under our 2006 equity incentive plan and our long-term incentive program and that were unvested as of the last business days of fiscal 2010 and the transition period, respectively. The value of this acceleration was determined based on the closing market prices of our common stock of $21.45 on November 26, 2010, and $23.51 on December 31, 2010.

(5)
Amounts represent the value of the partial acceleration of vesting of performance-vested restricted stock units for fiscal 2011 performance that were granted to each of our named executive officers under our 2006 equity incentive plan and our long-term incentive program and that were unvested as of the last business days of fiscal 2010 and the transition period, respectively. The value of this acceleration was determined based on the length of the period from November 8, 2010, these awards' date of grant, to November 26, 2010, and December 31, 2010, as applicable, being approximately 5% and 15%, respectively, of the 12-month performance period underlying these awards and the closing market prices of our common stock of $21.45 on November 26, 2010, and $23.51 on December 31, 2010.

 Compensation policies and practices as they relate to risk management

        Our compensation committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation programs, and considered various mitigating factors. Based on these reviews and discussions, the committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking. Some of the reasons leading to the committee's conclusion are as follows:

  •
  The compensation we pay to our executive officers and key employees consists of both fixed and variable components. The fixed portion is designed to provide a steady income regardless of our stock's performance, so that these employees do not focus solely on our stock's performance to the detriment of other important business metrics. The equity compensation paid to our executive officers and key employees through our long-term incentive program is designed to reward long-term performance. For example, the stock options and restricted stock units granted under our long-term incentive program vest in equal annual installments over a period of four years, and the performance-vested restricted stock units are linked to our performance over periods of one to four years. The proportions of salary and equity compensation are designed to ensure that our executives and key employees are properly motivated without being encouraged to take unnecessary or excessive risks.

  •
  The performance criteria underlying the performance-vested restricted stock unit awards granted to our executive officers and key employees under our long-term incentive program are based upon our net revenue growth and average operating margin, which encourages these employees to focus on growth and efficiency, and discourages risk-taking focused on improving only one of these measures of our performance because such a focus would ultimately harm our stock price and thus the value of their equity awards. There is no payment under any of these awards if the award's threshold performance levels are not achieved and each award contains a pre-determined maximum payment, which mitigates risk by making it less likely that the payout on any given award will not correspond to commensurate performance. Finally, the performance criteria applicable to performance-vested restricted stock unit awards under our long-term incentive program apply to all of our executive officers and our key employees eligible for the program, creating a consistent compensation risk profile across our business.

  •
  The financial performance criteria underlying the management performance awards granted to our executive officers under our 2007 cash incentive plan are based upon our net revenue and earnings before interest and taxes, which encourages our executive officers to focus on growth and efficiency. These awards have pre-determined maximum payouts and use a relatively flat 1x leverage curve, which reduces the risk that payouts under the awards will not correspond to commensurate performance. Most importantly, our compensation committee can exercise negative discretion to reduce or eliminate the payment of any of these awards, regardless of whether the award's performance criteria have been met.

  •
  We have adopted stock ownership and retention guidelines with respect to equity awards made under our long-term incentive program, which further motivates our executives and key employees to consider our long-term performance.

  •
  Our compensation committee has generally followed a practice of making all equity awards to our executive officers on a single date each year, so the equity component of our compensation program cannot be timed or coordinated with the release of material information.

  •
  All payouts under awards granted to our executive officers and key employees under our 2007 cash incentive plan must be certified to, and approved by, our compensation committee.

  •
  Our compensation committee has sought and received the advice of an independent compensation consultant regarding certain of our compensation practices and policies and the structure and design of our executive officer and key employee compensation programs.

 PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures).

        As described in greater detail in the section of this proxy statement entitled "Compensation discussion and analysis—Executive summary" above, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation committee has carefully designed our executive compensation program to provide competitive compensation to our named executive officers that rewards them for the achievement of short-term and long-term strategic and operational goals, and the achievement of increased total shareholder return, while at the same time avoiding encouraging unnecessary or excessive risk-taking. We encourage you to carefully review the compensation discussion and analysis above for a complete discussion of the factors underlying the structure of our executive compensation program.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures).

        This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or our compensation committee. Nonetheless, our compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers. A majority of the votes properly cast at the special meeting will be necessary to approve this proposal.

        Accordingly, we are asking our shareholders to vote for the following resolution at the special meeting:

        "RESOLVED, that, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement filed by CRA International, Inc. on March 25, 2011, pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures) be, and it hereby is, approved."

        Our board of directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

 PROPOSAL THREE:
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

        Section 14A to the Securities Exchange Act of 1934 also requires that we provide our shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

        Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year or once every two or three years. Shareholders also may abstain from casting a vote on this proposal. This vote is advisory, which means that this vote on the preferred frequency with which we hold advisory votes on executive compensation is not binding on us, our board of directors or our compensation committee. Nonetheless, our board of directors and our compensation committee will give careful consideration to the choice that receives the most votes when considering the frequency of future advisory votes on executive compensation.

        Our board of directors has determined that an annual advisory vote on executive compensation will permit our shareholders to provide direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

        You may cast a vote on your preferred voting frequency by choosing from the options of one year, two years or three years, or you may abstain from voting, when you vote in response to the resolution set forth below. You are not voting to approve or disapprove the recommendation of our board of directors.

        "RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast for this resolution be approved, on an advisory basis, as the preferred frequency with which CRA International, Inc. holds advisory shareholder votes to approve the compensation of its named executive officers, as disclosed in the proxy statement filed in connection with its annual meeting of shareholders or any special meeting in lieu thereof pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures)."

        Our board of directors recommends that you approve, on an advisory basis, ONE YEAR as the preferred frequency with which we hold advisory shareholder votes to approve the compensation paid to our named executive officers, as disclosed in our proxy statement pursuant to Item 402 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on March 18, 2011, there were issued and outstanding 10,847,493 shares of our common stock entitled to cast 10,847,493 votes. On March 18, 2011, the closing price of our common stock as reported on the Nasdaq Global Select Market was $24.86 per share.

Principal shareholders

        The following table provides information regarding the beneficial ownership of shares of our common stock as of March 18, 2011, by:

  •
  each person known to us to be a beneficial owner of more than five percent of our shares of common stock;

  •
  each of our current directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and current executive officers as a group.

        The persons named in the table below have sole voting and dispositive power with respect to the shares listed, except as otherwise indicated. The inclusion of shares in the table below does not constitute an admission of beneficial ownership. The "Right to acquire" column includes shares of our common stock that may be purchased through the exercise of stock options within 60 days after March 18, 2011. The information in the table is based upon information received from or on behalf of the persons named in the table.

	Shares beneficially owned
Name of beneficial owner	Outstanding	Right to acquire	Total	Percent
Royce & Associates, LLC (1)	1,510,311	—	1,510,311	13.9%
Wasatch Advisors, Inc. (2)	1,359,236	—	1,359,236	12.5%
Artisan Partners (3)	949,845	—	949,845	8.8%
Wellington Management Company, LLP (4)	910,978	—	910,978	8.4%
FMR LLC (5)	753,736	—	753,736	6.9%
BlackRock, Inc. (6)	691,847	—	691,847	6.4%
Paul A. Maleh	64,845	36,500	101,345	*
Rowland T. Moriarty	67,426	10,000	77,426	*
Arnold J. Lowenstein	40,918	33,500	74,418	*
Monica G. Noether	41,746	29,201	70,947	*
Wayne D. Mackie	12,066	25,000	37,066	*
Ronald T. Maheu	11,822	21,667	33,489	*
Nancy L. Rose	11,822	20,000	31,822	*
William F. Concannon	11,822	11,722	23,544	*
William T. Schleyer	10,697	—	10,697	*
Thomas S. Robertson	6,211	—	6,211	*
All current directors and executive officers as a group (ten persons)	279,375	187,590	466,965	4.2%

*
Less than one percent.

(1)
The number of shares of our common stock beneficially owned by Royce & Associates, LLC is based solely on information in a Schedule 13G/A filed on January 12, 2011, by Royce & Associates, LLC, in which it reported shared voting power and shared dispositive power over

  1,510,311 shares. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(2)
The number of shares of our common stock beneficially owned by Wasatch Advisors, Inc. is based solely on information in a Schedule 13G/A filed on February 14, 2011, by Wasatch Advisors, Inc., in which it reported sole voting power and sole dispositive power over 1,359,236 shares. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(3)
The number of shares of our common stock beneficially owned by Artisan Partners is based solely on information in a Schedule 13G/A filed on February 11, 2011, by Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc., in which each of them (other than Artisan Funds, Inc.) reported shared voting power over 910,100 shares and shared dispositive power over 949,845 shares and Artisan Funds, Inc. reported shared voting power and shared dispositive power over 625,800 shares. The address for each of them is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(4)
The number of shares of our common stock beneficially owned by Wellington Management Company, LLP is based solely on information in a Schedule 13G/A filed on February 14, 2011, by Wellington Management Company, LLP, in which it reported shared voting power over 552,850 shares and shared dispositive power over 910,978 shares. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(5)
The number of shares of our common stock beneficially owned by FMR LLC is based solely on information in a Schedule 13G/A filed on February 14, 2011, by FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity Low-Priced Stock Fund, in which FMR LLC, Edward C. Johnson 3d and Fidelity Management & Research Company reported sole dispositive power over 753,736 shares and Fidelity Low-Priced Stock Fund reported sole voting power and sole dispositive power over 750,036 shares. The address for each of FMR LLC, Fidelity Management & Research Company and Fidelity Low-Priced Stock Fund is 82 Devonshire Street, Boston, MA 02109.

(6)
The number of shares of our common stock beneficially owned by Blackrock, Inc. is based solely on information in a Schedule 13G/A filed on February 3, 2011, by Blackrock, Inc., in which it reported sole voting power and sole dispositive power over 691,847 shares. The address for Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

EQUITY COMPENSATION PLANS

        The equity compensation plans approved by our shareholders are our 2007 cash incentive plan, our 2006 equity incentive plan, our 1998 incentive and nonqualified stock option plan, and our 1998 employee stock purchase plan. Our board of directors adopted our 2004 nonqualified inducement stock option plan to facilitate the granting of stock options as an inducement to new employees. No further options will be granted under our 1998 incentive and nonqualified stock option plan or our 2004 nonqualified inducement stock option plan. Additionally, in 2009, our board of directors adopted our 2009 nonqualified inducement stock option plan. As of November 27, 2010, and January 1, 2011, there were 50,000 shares available for issuance pursuant to stock option grants under the 2009 nonqualified inducement stock option plan. Each of the outstanding options to purchase shares of our common stock granted under the 2009 nonqualified inducement stock option plan as of November 27, 2010, and January 1, 2011, vests over four years, has a term of seven years, and an exercise price equal to $50.00 per share, which is significantly higher than the fair market value of our common stock on the dates that each of these options were granted.

        The following tables provide information as of November 27, 2010, and as of January 1, 2011, regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

Equity Compensation Plan Information as of End of Fiscal 2010

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	1,681,686	(1)	30.73	(2)	1,006,719	(4)
Equity compensation plans not approved by shareholders	254,041	(3)	46.42		50,000

Total	1,935,727		33.81		1,056,719	(4)

(1)
Amount reported consists of 1,039,956 stock options, 435,474 shares underlying time-vested restricted stock unit awards and 206,256 shares underlying performance-vested restricted stock unit awards issued under our 2006 equity incentive plan. The number of shares underlying these performance-vested restricted stock unit awards assumes that the target level of performance will be achieved. The number of shares underlying these performance-vested restricted stock unit awards assuming that the highest level of performance is achieved is 309,541.

(2)
Amount reported is the weighted-average exercise price of the 1,039,956 stock options reported in column (a) for equity plans approved by our shareholders.

(3)
Amount reported consists of stock options granted under our 2004 nonqualified inducement stock option and stock options granted under our 2009 nonqualified inducement stock option plan.

(4)
Includes 211,777 shares of common stock reserved for future issuance under our 1998 employee stock purchase plan.

Equity Compensation Plan Information as of End of the Transition Period

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	1,639,581	(1)	30.45	(2)	1,031,601	(4)
Equity compensation plans not approved by shareholders	254,041	(3)	46.42		50,000

Total	1,893,622		33.67		1,081,601	(4)

(1)
Amount reported consists of 1,005,722 stock options, 430,092 shares underlying time-vested restricted stock unit awards and 203,767 shares underlying performance-vested restricted stock unit awards issued under our 2006 equity incentive plan. The number of shares underlying these performance-vested restricted stock unit awards assumes that the target level of performance will be achieved. The number of shares underlying these performance-vested restricted stock unit awards assuming that the highest level of performance is achieved is 306,430.

(2)
Amount reported is the weighted-average exercise price of the 1,005,722 stock options reported in column (a) for equity plans approved by our shareholders.

(3)
Amount reported consists of stock options granted under our 2004 nonqualified inducement stock option and stock options granted under our 2009 nonqualified inducement stock option plan.

(4)
Includes 211,777 shares of common stock reserved for future issuance under our 1998 employee stock purchase plan.

REPORT OF THE AUDIT COMMITTEE

        Our board of directors appointed an audit committee to monitor the integrity of our firm's consolidated financial statements, our firm's system of internal controls, and the independence and performance of our firm's internal auditors and independent registered public accountants. The audit committee also selects our firm's independent registered public accountants. The audit committee is governed by a written charter adopted by our firm's board of directors. A current copy of the audit committee charter is available through the Investor Relations page of our website at www.crai.com.

        The audit committee currently consists of three non-employee directors. Each member of the audit committee is "independent" within the meaning of the rules of the Nasdaq Stock Market.

        Our firm's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our firm's independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the field of accounting, auditing or auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our firm's management and independent registered public accountants.

        In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, our firm's independent registered public accountants for fiscal 2010 and the transition period, the overall scope and plans for their audit of our firm's consolidated financial statements for fiscal 2010 and the transition period. We met with them, with and without our firm's management present, to discuss the results of their audits and their evaluations of our firm's internal controls and the overall quality of our firm's financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal 2010 and the transition period with our firm's management and independent registered public accountants.

        In addition, during the course of fiscal 2010 and the transition period, our firm's management completed the documentation, testing and evaluation of our firm's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We were kept apprised of the progress of the evaluation and provided oversight to our firm's management during the process. In connection with this oversight, we received periodic updates provided by our firm's management and KPMG at each appropriate scheduled audit committee meeting. At the conclusion of the process, our firm's management provided us with, and we reviewed, a report on the effectiveness of our firm's internal control over financial reporting. We also reviewed the report of our firm's management contained in our firm's annual report on form 10-K for the fiscal year ended November 27, 2010, and the five weeks ended January 1, 2011, filed with the SEC, as well as KPMG's Report of Independent Registered Public Accounting Firm included in our firm's annual report on form 10-K related to its audit of (i) our firm's consolidated financial statements and (ii) the effectiveness of our firm's internal control over financial reporting. We continue to oversee our firm's efforts related to its internal control over financial reporting and our firm's management's preparations for the evaluation in fiscal 2011.

        We discussed with our firm's independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including a discussion of our firm's accounting principles, the application of those principles, and the other matters we were required to discuss with our firm's independent registered public accountants under generally accepted auditing standards.

        In addition, we received from our firm's independent registered public accountants a letter containing the written disclosures required by applicable requirements of the Public Company

Accounting Oversight Board and discussed the disclosures with them, as well as other matters relevant to their independence from our firm's management and our firm. In evaluating the independence of our firm's independent registered public accountants, we considered the fact that they did not perform any non-audit services for us in fiscal 2010 or the transition period (other than limited tax services in fiscal 2010 for our firm's NeuCo subsidiary).

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in our firm's audit committee charter, we recommended to our firm's board of directors that our firm's audited consolidated financial statements for fiscal 2010 and the transition period be included in our firm's annual report on form 10-K.

The audit committee
Ronald T. Maheu (Chair) William F. Concannon Nancy L. Rose

 PROPOSAL FOUR:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        Proposal Four concerns the ratification of the appointment by our audit committee of KPMG LLP to be our independent registered public accountants for our fiscal year ending December 31, 2011.

        Under rules of the Securities and Exchange Commission and the Nasdaq Stock Market, appointment of our independent registered public accountants is the direct responsibility of our audit committee. Although ratification of this appointment by our shareholders is not required by law, our board of directors believes that seeking shareholder ratification is a good practice, which provides shareholders an avenue to express their views on this important matter.

        Our audit committee has reappointed KPMG as our independent registered public accountants for our fiscal year ending December 31, 2011. Our board of directors recommends that shareholders vote to ratify the appointment. If our shareholders do not ratify the appointment of KPMG, the audit committee may reconsider its decision. In any case, the audit committee may, in its discretion, appoint new independent registered public accountants at any time during the year if it believes that such change would be in our best interest and the best interest of our shareholders. We expect that representatives of KPMG will be present at the special meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.

        Our board of directors recommends that you vote FOR the proposal to ratify the appointment by our audit committee of KPMG as our independent registered public accountants for fiscal 2011.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following is a summary of the fees for professional services rendered by KPMG for the five weeks ended January 1, 2011, and the fiscal years ended November 27, 2010, and November 28, 2009.

Fee category	Transition Period	Fiscal 2010	Fiscal 2009
Audit fees	$213,000	$954,168	$1,167,300
Audit-related fees	—	—	—
Tax fees	—	41,000	65,000
All other fees	—	—	—

Total fees	$213,000	$995,168	$1,232,300

        Audit fees.    Audit fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of our annual financial statements (including services incurred to render an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of our quarterly financial statements. Audit fees also include fees for services that are normally provided in connection with statutory and regulatory filings or engagements.

        Audit-related fees.    In fiscal 2009, fiscal 2010 and the transition period, KPMG did not perform any assurance or related services for us that were reasonably related to the performance of the audit or review of our financial statements, except as disclosed under the heading "Audit fees" above.

        Tax fees.    In fiscal 2009 and fiscal 2010, KPMG performed tax services for our NeuCo subsidiary. In fiscal 2009, fiscal 2010 and the transition period, KPMG did not perform any other professional services for us for tax compliance, tax advice or tax planning.

        All other fees.    In fiscal 2009, fiscal 2010 and the transition period, KPMG did not perform any other services for us other than disclosed under the heading "Audit fees" and "Tax Fees" above.

 Pre-approval policies and procedures

        At present, our audit committee approves each engagement for audit or non-audit services before we engage KPMG to provide those services. However, the audit committee has delegated to the chairman of the audit committee the authority to pre-approve audit and non-audit services that the chairman determines in good faith to be minimal services that would not impair the independence of our independent registered public accountants. The chairman of the audit committee must notify the other members of the committee of any audit or non-audit service that he pre-approves under this delegation of authority. Other, more significant audit and non-audit services continue to require pre-approval by the entire audit committee.

        Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage KPMG to provide any specified services with only an obligation to notify the committee of the engagement for those services. None of the services provided by KPMG for fiscal 2010 or the transition period was obtained in reliance on the waiver of the pre-approval requirement permitted by SEC regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-ten-percent shareholders to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of forms 3 and 4 and amendments thereto furnished to us during fiscal 2010 and the transition period and forms 5 and amendments thereto furnished to us with respect to fiscal 2010 and the transition period, or written representations that form 5 was not required for fiscal 2010 or the transition period, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent shareholders were fulfilled in a timely manner.

SHAREHOLDER PROPOSALS

        Shareholder proposals for inclusion in our proxy materials relating to our 2012 annual meeting of shareholders must be received by us at our executive offices no later than December 3, 2011, or, if the date of that meeting is more than 30 calendar days before or after May 18, 2012, a reasonable time before we begin to print and send our proxy materials with respect to that meeting.

        In addition, our by-laws provide that a shareholder desiring to bring business before any meeting of shareholders or to nominate any person for election to our board of directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered or mailed to and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business to be brought before the meeting, and must provide specific information about the shareholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold a special meeting in lieu of our 2012 annual meeting before May 7, 2012, and if we give less than 70 days' notice or prior public disclosure of the date of that meeting, then the shareholder's notice must be delivered or mailed to and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting. Currently, in order to bring an item of business before the 2012 annual meeting in accordance with our by-laws, a shareholder must deliver the requisite notice of that item of business to us between February 7, 2012, and March 8, 2012.

 AVAILABLE INFORMATION

        Shareholders of record on March 18, 2011, will receive this proxy statement and our annual report to shareholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 1 2 2 7 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01ARTC 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the listed nominees as Class I Directors and FOR Proposals 2 and 4, and a vote of 1 YR on Proposal 3. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. For Against Abstain 2. To approve, on an advisory basis, the compensation paid to CRA’s named executive officers, as disclosed in the proxy statement for its 2011 meeting of shareholders. 01 - Rowland T. Moriarty 02 - William F. Concannon 1. Election of Directors: For Withhold For Withhold For Against Abstain 4. To ratify the appointment of KPMG LLP as CRA’s independent registered public accountants for the fiscal year ending December 31, 2011. IMPORTANT SPECIAL MEETING INFORMATION 1 Yr 2 Yrs 3 Yrs Abstain 3. To approve, on an advisory basis, the preferred frequency for holding advisory shareholder votes to approve the compensation paid to CRA’s named executive officers.

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CRA INTERNATIONAL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR 1 YR ON PROPOSAL 3. Proxy for Special Meeting in lieu of Annual Meeting of Shareholders to be held on May 18, 2011 The undersigned shareholder of CRA International, Inc. (“CRA”), revoking all prior proxies, hereby appoints Paul A. Maleh and Wayne D. Mackie, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA that the undersigned is entitled to vote at the Special Meeting in lieu of Annual Meeting of Shareholders of CRA, to be held at the offices of White & Case, on the 40th floor of the building that houses CRA’s New York office, located at 1155 Avenue of the Americas, New York, New York, on Wednesday, May 18, 2011, beginning at 8:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting in lieu of Annual Meeting dated March 25, 2011, and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Special Meeting in lieu of Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR 1 YR ON PROPOSAL 3, OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States. . Proxy - CRA International, Inc.